SCHEDULE 14C INFORMATION

                    Information Statement Pursuant to Section 14(c)
                        of the Securities Exchange Act of 1934

                                (Amendment No. ______)

Check the appropriate box:
[ ]  Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X] Definitive Information Statement

                        American Financial Holding, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


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

                        AMERICAN FINANCIAL HOLDING, INC.
                              940 Rio Virgin Drive
                             St. George, Utah 84790
                            Telephone: (435) 674-1181
                            Telecopy: (435) 674-1183

To the Stockholders of American Financial Holding, Inc.:

     On April 17, 2001, the holders of a majority of our outstanding common stock approved the following actions:

               (1)  effect  a  21.4-to-1   reverse   split  of  the  issued  and
          outstanding common stock, without any change to the 50,000,000 shares of common stock, par value $0.001, authorized;

               (2) authorize a new class of preferred stock consisting of 5,000,000 shares, par value $0.001 per share, with such designations, rights, privileges and preferences as the board of directors may from time to time deem appropriate in accordance with the Delaware General Corporation Law; and

               (3) elect Michael Avignon, Michael Macaluso and Frank M. DeLape as directors, each to serve until the next annual meeting of directors and until each's successor is elected and qualified.

         Our board of directors had previously unanimously approved the above actions and fixed the close of business on April 16, 2001 (the "Record Date"), for the determination of stockholders entitled to vote respecting the above action. The consenting stockholders, whose 15,000,000 shares represented approximately 77.8% of our outstanding voting common stock on April 17, 2001, have consented to the above actions. Therefore, no special meeting or 2001 annual meeting of stockholders will be held.

         We Are Not Asking for a Proxy and You Are Requested Not to Send Us a Proxy.

         This information statement is being mailed on or about April 23, 2001, to all stockholders of record as of the Record Date, and is accompanied by a copy of our annual report on Form 10-KSB for the year ended December 31, 2000, which includes our audited financial statements. Your attention is directed to the enclosed information statement.

                                             By order of the board of directors:

                                             /s/ Kenton L. Stanger
                                             ----------------------------
                                             Kenton L. Stanger, President

St. George, Utah
April 23, 2001

                        AMERICAN FINANCIAL HOLDING, INC.
                              940 Rio Virgin Drive
                             St. George, Utah 84790
                            Telephone: (435) 674-1181
                            Telecopy: (435) 674-1183

                              INFORMATION STATEMENT

   We Are Not Asking for a Proxy and You Are Requested Not to Send Us a Proxy.

Introduction

         This information statement is furnished by our board of directors in connection with actions outlined above that our board of directors and stockholders have approved in accordance with the terms of our agreement to sell $300,000 in securities.

         Pursuant to our January 22, 2001 agreement, we agreed to sell to three previously unrelated purchasers an aggregate of $300,000 in securities, consisting of (a) 15,000,000 shares of common stock at a price of $0.01 per share, or an aggregate of $150,000; and (b) an aggregate of $150,000 in principal amount of promissory notes convertible into an aggregate of 49,200,000 shares of common stock, subject to recapitalization of the company by effecting a 21.4-to-1 reverse stock split of the issued and outstanding shares, without any reduction to the 50,000,000 shares of common stock authorized. On the effectiveness of the reverse stock split, the $150,000 in promissory notes will automatically be converted into common stock. As a result of the foregoing, a total of 64,200,000 shares of common stock issuable under the purchase agreement will be consolidated into 3,000,000 shares of common stock after giving effect to the required 21.4-to-1 reverse stock split. As a result of the reverse stock split, the 4,279,449 shares of common stock issued and outstanding immediately prior to the sale of $300,000 in securities, will be reverse split into approximately 199,974 post-split shares of common stock. In addition, we have agreed to issue to a third party an aggregate of 400,000 post-split shares for services. Accordingly, after giving effect to the foregoing, we will have approximately 3,600,000 shares issued and outstanding.

         In connection with the foregoing transaction, we also agreed to authorize a class of preferred stock and to elect designees of the new investors as directors. Accordingly, the board of directors and stockholders have approved an amendment to the certificate of incorporation to authorize a class of 5,000,000 shares of preferred stock, par value $0.005, having such rights, designations and preferences as the board of directors may designate in accordance with Delaware law, and have elected an entirely new board of directors consisting of Michael Avignon, Michael Macaluso, and Frank M. DeLape as directors, each to serve until his successor is elected and qualified.

         The foregoing actions will become effective on May 14, 2001, which is at least 20 days after the enclosed statement is first sent to the stockholders on April 23, 2001.

Background and History

         Until late 1997, our operations consisted primarily of marketing annuity and life insurance products through our wholly-owned subsidiary, Income Builders, Inc., while we continued to seek funding for acquiring and operating an insurance company to reinsure and coinsure a portion of the products marketed by Income Builders. In late 1997, we agreed to transfer all of the stock of Income Builders, which markets life insurance and annuity products underwritten by other insurance providers, to Tambora Financial Corporation in exchange for $500,000 in cash and approximately 4.9 million shares of Tambora common stock. The exchange was completed on October 24, 2000. Since its inception in September 1997, Tambora has been funded through the sale of common stock, including shares sold to our officers and directors. As of December 31, 2000, we owned approximately 32.5% of the issued and outstanding Tambora stock.

         Because of our common controlling officers, directors and stockholders, the transactions between Tambora and us have not been and are not the result of arm's-length negotiations and are subject to substantial conflicts of interest.

         Upon entering into the 1997 agreement to transfer Income Builders to Tambora, the operations of Income Builders were considered discontinued as to us. We now plan to distribute the approximately 4.9 million shares of Tambora stock we own to our stockholders and others, subject to satisfying applicable regulatory requirements. Therefore, since October 24, 2000, our investment in Tambora is considered temporary, and we have not recognized any of our portion of the losses from Tambora, have carried the investment in Tambora at a cost of zero, and have not recognized any participation in Income Builders' business.

         Tambora,   through  Income  Builders,  acts  as  an  independent  field marketing organization for LifeUSA Holding, Inc. Income Builders has been a leading national producer for LifeUSA for combined annuity and life premium sales in recent years. Tambora seeks to become a financial services holding company with broad-based marketing of life insurance and annuities, including the products of other insurance companies, and ultimately its own products. The implementation of this plan will require substantial amounts of additional capital.

         In connection with our acquisition of Income Builders as a wholly owned subsidiary in 1989, we agreed to use our best efforts to seek additional equity financing to fund the expansion of Income Builders. We now propose to implement this goal through the plan outlined below in which Tambora will seek funding to purchase an insurance company, and we will distribute our Tambora stock to our stockholders and others.

         In January 2001, we assigned an aggregate of $3,045,887, subject to $168,000 in offsets, to Debt Reduction Trust. The amounts assigned included receivables of principal and accrued interest of $1,586,777 from Kenton L. Stanger and $1,354,227 from Raymond L. Punta, both executive officers and directors, and $104,883 from others. In consideration of such assignment, Debt Reduction Trust agreed to assume any and all liabilities for withholding taxes or other payroll burdens due federal or state authorities relating to the characterization of any of the amounts paid to the obligors as compensation and such trust's agreement to indemnify us and hold us harmless from and against any related loss. Debt Reduction Trust is an irrevocable trust created by Kenton L. Stanger. The sole trustee of Debt Reduction Trust is currently Chelton Feeny, a director, and the beneficiaries are Mr. Stanger's wife or estate. Other than the obligations assigned to Debt Reduction Trust as noted above, the trust's only assets are 25,000 shares of our common stock.

         Subsequent to December 31, 2000, we sold for $300,000 a total of 15.0 million shares of common stock (700,935 shares on a pro forma basis giving effect to the 21.4-to-1 reverse stock split) for an aggregate of $150,000, and $150,000 in principal amount of promissory notes, automatically convertible into an aggregate of 49.2 million shares of common stock (2,229,000 shares on a pro forma basis giving effect to the 21.4-to-1 reverse split), as noted above. The persons making the $300,000 investment have executed a majority written consent approving the reverse stock split, the appointment of their designees to the board of directors, and the authorization of a class of preferred stock as discussed in this information statement. On the effectiveness of the reverse stock split and related matters, we will issue 400,000 shares of post-reverse-split common stock to a third party for services. The securities sold by us and the consideration we received are being held pending our distribution of this information statement to our stockholders. After giving effect to the foregoing, we will have an aggregate of approximately 3.6 million shares of post-split common stock issued and outstanding. The persons making the recent $300,000 investment will not participate in the distribution of approximately 4.9 million shares of Tambora stock to our stockholders and others.

         Under the agreement with the investors, proceeds from the sale of the $300,000 in securities will be applied toward certain accrued obligations. As of December 31, 2000, these past due accrued obligations included approximately $253,000 due third parties for professional fees, $19,000 due Kenton L. Stanger for cash advances, and approximately $210,000 due Tambora for cash advances. In addition, we are a defendant with Kenton L. Stanger and Raymond L. Punta in a lawsuit initiated by a third party. We also have recorded a liability of $364,000 to investors in our former subsidiary, Triad Financial Systems, Inc., that we intend to satisfy by distributing to such investors a portion of the approximately 4.9 million shares of Tambora stock that we own. Following the distribution of this information statement and as a further condition to releasing the $300,000 in proceeds from our sale of securities, we are required to obtain releases from liabilities from the foregoing creditors with liquidated amounts and to make arrangements satisfactory to the investors respecting the defense of the pending lawsuit. We have reached agreements acceptable to us with all third parties providing professional services under which we will settle the amounts for a partial cash payment. We have reached similar arrangements with Mr. Stanger and Tambora, to the extent that funds may be available. Thus, after these agreed disbursals, we will have no assets and no liabilities.

         Our board of directors believes the transaction for the sale of $300,000 in securities is fair to the stockholders from a financial point of view. This transaction was the result of arm's length negotiations in which each party was represented by independent legal counsel. After giving effect to the transactions described above, we had no assets except for the approximately 4.9 million shares of Tambora stock we intend to distribute to our stockholders in order to provide them with a long-term opportunity to participate in Tambora's business. But we also had liabilities totaling approximately $846,000 at December 31, 2000, with no financial resources. Therefore, the creditors were in a position to assert claims against the approximately 4.9 million Tambora shares that we own, taking an important asset we intend to distribute to our stockholders. By agreeing to sell the $300,000 in securities, we are generating the cash required to reach agreements with our principal creditors, which in turn, enables us to proceed with our planned distribution of the approximately 4.9 million shares of Tambora stock to our stockholders and others.

Current Status

         As a result of the transaction described above, we currently have no active operations or majority-owned subsidiaries. Our assets consist of approximately 4.9 million shares of common stock of Tambora that we intend to distribute to our stockholders and others, subject to satisfying applicable regulatory requirements, as discussed above, and we will have no liabilities. The approximately 4.9 million shares of Tambora common stock to be distributed to our stockholders and others will be voted by the board of directors of Tambora until the distribution is completed.

Outstanding Securities and Voting Rights

         As of the Record Date, we had issued and outstanding a total of 19,279,449 shares of common stock. The stockholders who have executed a majority written consent to approve the action described above own an aggregate of 15,000,000 shares of our common stock, or approximately 77.8% of our issued and outstanding common stock.

         Each holder of common stock is entitled to one vote in person or by proxy for each share of common stock in his or her name on our stock transfer books as of the Record Date on any matter submitted to a vote of the stockholders; however, under Section 228 of the Delaware General Corporation Law, any action that may be taken at any stockholders' meeting may be taken by written consent by the requisite number of stockholders required to take such action. The election of directors and the approval of the amendments to our certificate of incorporation to reverse split the issued and outstanding stock and authorize a class of preferred stock requires the affirmative vote or written consent of the holders of a majority of our issued and outstanding stock. On April 17, 2001, the consenting stockholders owning approximately 77.8% of our outstanding voting common stock consented to the foregoing matters. Therefore, we are not submitting such matters to a vote of the stockholders, we are not soliciting proxies, and we will not hold a meeting on these matters.

Information Concerning Nominees

         Our bylaws currently fix the number of directors at five. The board of directors has adopted a resolution to reduce the size of the board to three persons, effective on the effective time of the stockholders' consent. Each of the three nominees to serve as directors was designated by the principal stockholders. Each director will be elected to hold office until the next annual meeting of stockholders and until his successor has been elected and qualified.

                                        Business Experience During Past
         Name            Age           Five Years and Other Information
---------------------    ---     -----------------------------------------------
Michael Macaluso.....     49     Various senior executive positions with Page
                                 International, a Houston, Texas, high-end printing company.

Frank M. DeLape......     47     Since 1994, the Chief Executive Officer of
                                 Benchmark Equity Group, Inc., a Houston, Texas, venture capital firm.

Michael Avignon......     47     Chief Executive Officer of Axces, a Houston,
                                 Texas telecommunications firm, and an officer and director of MTM Holdings, Inc. of Houston, Texas, which is an investing and consulting firm, and a manager of Capali, LLC, also of Houston, Texas, which is an investing and consultant firm.

         Each of the nominees has consented to be named in this information statement and has consented to serve as a director. However, should any nominee become unable or unwilling to accept election, the remaining directors may nominate a replacement. We do not believe that any substantive nominee will be required.

Current Directors and Executive Officers

         Our current directors and executive officers are as follows:

      Name                  Age                    Office
-----------------------   -------   --------------------------------------------
Kenton L. Stanger......     67      Chief Executive Officer, President, Director
Raymond L. Punta.......     51      Executive Vice President, Director
Chelton S. Feeny.......     77      Director
Ray P. Brown...........     56      Executive Vice President-Marketing, Director
Tim L. Hansen..........     51      Executive Vice President-Marketing, Director

         Directors are elected at our annual stockholders' meeting to serve for a period of one year and until their successors are elected and qualified. Officers serve at the pleasure of the board of directors.

         Kenton L. Stanger has served as our Chairman of the Board, President and Chief Executive Officer since 1988 and Chairman of the Board and Chief Executive Officer of Tambora since 1997. From 1986 to 1988, he was President of American Financial Marketing, Inc., which was acquired by us in 1988. From 1969 to 1986, Mr. Stanger was Chairman, President and Chief Executive Officer of Balanced Security Corporation, a financial services holding company that owned its own life insurance and annuity marketing company, and an insurance-related audio/visual production company. During 1985, he also served as a director for Service Life Insurance Company. From 1965 to 1969, he was President and Chief Executive Officer of Sentinel's Southern Agency Corporation. Mr. Stanger was the District Sales Manager for Country Mutual Life and Farm Bureau Insurance Companies from 1958 to 1965. Mr. Stanger is the father-in-law of Raymond L. Punta.

         Raymond L. Punta has served as our Executive Vice President and a director from 1989 through the present and President and a director of Tambora since 1997. From 1988 through 1989, Mr. Punta was a co-owner of American Safety Products, an entity that marketed Halon fire extinguishers, door entry systems and other commercial and residential safety products. Mr. Punta was a national sales trainer for Novar Corporation, Barberton, Ohio, from 1984 to 1988. From 1973 to 1984, Mr. Punta served as a law enforcement officer with the San Joaquin County Sheriff's Department and the Lodi Police Department, both in California. Mr. Punta is the son-in-law of Mr. Stanger.

         Chelton S. Feeny has served as a director from 1988 through the present and a director of Tambora since 1997. Dr. Feeny was engaged in the practice of medicine between 1959 and 1988 in Ogden, Utah. From 1989 until 1995, he was employed by the Veterans Administration Regional Office in Anchorage, Alaska. He retired in 1995 and currently serves as a member of the Finance Committee of the Ogden Surgical Society.

         Ray P. Brown has served as our Executive Vice President-Marketing and a director since 1989 and a director and Executive Vice President of Tambora since 1997. In 1987, Mr. Brown, in conjunction with Mr. Hansen, formed Income Builders, Inc., a field marketing organization to sell life insurance and annuity products offered by LifeUSA. In 1989, Messrs. Brown and Hansen exchanged their shares of Income Builders for our shares, and Income Builders became our wholly-owned subsidiary. Mr. Brown has been active in the insurance industry since 1972.

         Tim L. Hansen has served as our Executive Vice President-Marketing and a director since 1989 and a director and Executive Vice President of Tambora since 1997. In 1987, Mr. Hansen, in conjunction with Mr. Brown, formed Income Builders, Inc., a field marketing organization to sell life insurance and annuity products offered by LifeUSA. In 1989, Messrs. Hansen and Brown exchanged their shares of Income Builders for our shares, and Income Builders became our wholly-owned subsidiary. Mr. Hansen has been active in the insurance industry since 1973.

Board Meetings and Committees

         Members of the board of directors discussed various business matters informally on numerous occasions throughout the year. No formal actions were taken by vote in board meetings that occurred throughout the year or by unanimous consent during 2000. Directors who are our employees did not receive compensation for services as directors.

         The  board  of  directors  has  no  standing   audit  or   compensation
committees.

Compliance with Section 16(a) of the Exchange Act

         Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to us during or respecting our last fiscal year ended December 31, 2000, and any written representation referred to in paragraph (b)(2)(i) of Item 405 of Regulation S-B, no person who, at any time during the most recent fiscal year, was a director, officer, beneficial owner of more than 10% of any class of our equity securities or any other person known to be subject to Section 16 of the Exchange Act failed to file, on a timely basis, reports required by Section 16(a) of the Exchange Act during the most recently-completed, full fiscal year or prior fiscal year, except as noted in previous reports on Form 10-KSB.

                             EXECUTIVE COMPENSATION

         The following table sets forth, for each of the last three fiscal years in the period ending December 31, 2000, cash compensation received from us by any person serving as our chief executive officer during the last preceding fiscal year and any of the three remaining most highly-compensated, other executive officers whose salary and bonus for all services in all capacities exceeded $100,000 for the most recent fiscal year:

                                         Summary Compensation Table

                                                                          Long Term Compensation
                                                                    ------------------------------------
                                       Annual Compensation                  Awards            Payouts
                               ------------------------------------ ------------------------ -----------
         (a)            (b)        (c)         (d)         (e)          (f)         (g)         (h)          (i)
                                                          Other                  Securities                  All
                                                         Annual      Restricted   Underlying                 Other
                                                         Compen-       Stock      Options/      LTIP       Compen-
       Name and                                          sation       Award(s)    SARs        Payouts       sation
  Principal Position    Year   Salary ($)   Bonus ($)     ($)(1)        ($)        (#)(2)       ($)        ($)(2)
------------------------------ ------------ ----------- ----------- ------------ ----------- ----------- ------------
Kenton L. Stanger       2000           --           --    $ 89,684          --           --          --          --
  CEO, President,       1999           --           --      82,675          --           --          --   $   4,613
  Director              1998           --           --      67,398          --           --          --       6,934
--------------------------

(1) Consists of interest accrued during the year on the unpaid balance of amounts previously outstanding on personal loans to such officer. Such amount is treated as compensation for purposes of this table, but is considered an obligation payable by such persons. Effective December 31, 2000, all amounts payable by such officer to us were assigned to East Bay Trust. See "Certain Relationships and Related Transactions."
(2) Consists of personal use of automobile and related insurance and other expense.

         No options and SARs were granted or exercised during the last completed fiscal year by any executive officer named in the Summary Compensation Table above.

Employee Agreements and Benefits

         During 2000, Kenton L. Stanger did not receive compensation from us, but received compensation from Tambora that is not reflected in the above table.

         We reimburse our directors for costs of attending meetings of the board of directors but do not otherwise compensate our directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The table below sets forth information as to each person who owned of record or was known by us to own beneficially more than 5% of the 19,279,449 shares (900,909 shares on a pro forma basis giving effect to a 21.4-to-1 reverse stock split) of issued and outstanding common stock as of December 31, 2000, and information as to the ownership of our common stock by each of its directors and by its officers and directors as a group. Except as otherwise indicated, all shares are owned directly, and the persons named in the table have sole voting and investment power with respect to shares shown as beneficially owned by them:

                                                      Nature of            Number of
              Beneficial Owners                       Ownership           Shares Owned          Percent
-----------------------------------------------    ----------------    -------------------    ------------
Principal Stockholders:
-----------------------
Alyda Macaluso..............................           Direct               5,000,000             25.9%
      1221 Danberry                                    Indirect(1)         16,400,000             21.3
      Houston, TX 77055                                                    ----------
                                                                           21,400,000             27.8

Laura Avignon...............................           Direct               5,000,000             25.9
      2500 Wilcrest, Suite  540                        Indirect(1)         16,400,000             21.3
      Houston, TX 77042                                                    ----------
                                                                           21,400,000             27.8

Lighthouse Capital Insurance Co.............           Direct               5,000,000             25.9
      c/o MeesPierson (Cayman) Ltd.                    Indirect(1)         16,400,000             21.3
      P.O. Box 2003 GT                                                     ----------
      Grand Pavillon Comm. Centre                                          21,400,000             27.8
      Bougainvillea Way
      802 West Bay Road
      Grand Cayman, BVI

Nominees:
----------
      Michael Avignon......................                      See Laura Avignon above(2)
      Michael Macaluso.....................                      See Alyda Macaluso above(3)
      Frank M. DeLape......................                                       --                --

All Nominees, as a Group (3 Persons):                  Direct              10,000,000             51.8
                                                       Indirect(1)         32,800,000             42.6
                                                                           ----------
                                                                           42,800,000             55.6
Directors:
----------
     Kenton L. Stanger......................           Indirect(4)            242,118              1.3
     Tim L. Hansen..........................           Direct                 191,826              0.9
                                                       Indirect(5)             50,272              0.3
                                                                             --------
                                                       Total                  242,098              1.3

     Ray P. Brown...........................           Direct                 174,824              0.9
                                                       Indirect(5)             67,002              0.3
                                                                             --------
                                                       Total                  241,826              1.3

     Raymond L. Punta.......................           Direct                 125,000              0.6
                                                       Indirect(6)             59,994              0.3
                                                                             --------
                                                       Total                  184,994              1.0

     Chelton S. Feeny.......................           Direct                  98,500              0.5
                                                       Indirect(7)            107,522              0.6
                                                                              -------
                                                       Total                  206,022              1.1

All Directors and Executive Officers, as a             Direct                 590,150              3.1
  Group (5 Persons):.......................            Indirect               526,908              2.7
                                                                         ------------
                                                       Total               16,117,058              5.8

(1) Shares issuable on the automatic conversion of convertible debenture to common stock on the effectiveness of the 21.4-to-1 reverse stock split.
(2) Michael and Laura Avignon are husband and wife so each may be deemed the beneficial owner of shares owned by either.
(3) Michael and Alyda Macaluso are husband and wife so each may be deemed the beneficial owner of shares owned by either.
(4) Mr. Stanger is deemed to share voting and dispositive power over 175,000 shares owned by San Joaquin Trust, 25,000 shares owned by Debt Reduction Trust and 42,118 shares owned by his wife. The 25,000 shares held by Debt Reduction Trust have been pledged to secure our loans made to certain officers and directors. (See "Certain Relationships and Related Transactions.")
(5)  Represents shares held by self-directed retirement account.
(6)  Consists of 59,994 shares owned by Mr. Punta's wife.
(7)  Represents shares held by his trust.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Officer Loans

         In January 2001, we assigned all of the amounts receivable with aggregate principal and accrued interest of $1,586,777 from Kenton L. Stanger, $1,354,227 from Raymond L. Punta, and $104,883 from others, for an aggregate of $3,045,887, subject to $168,000 in offsets, to Debt Reduction Trust in consideration of such trust's assumption of any and all liabilities for withholding taxes or other payroll burdens due federal or state authorities relating to the characterization of any of the amounts paid to the obligors as compensation and such trust's agreement to indemnify us and hold us harmless from and against any related loss. Debt Reduction Trust is an irrevocable trust created by Kenton L. Stanger. The sole trustee of Debt Reduction Trust is currently Chelton Feeny, a director, and the beneficiaries are Mr. Stanger's wife or estate. Other than the obligations assigned to Debt Reduction Trust as noted above, the trust's only assets are 25,000 shares of our common stock.

Tambora Financial Corporation

     Payments of Stock Subscriptions

         During 2000, our officers and directors paid an aggregate of $23,000 on previous subscriptions for the purchase of Tambora common stock at an average price of $0.05 per share. Shares were issued as the subscriptions were paid.

     Sale of Income Builders to Tambora

         Following the organization of Tambora in September 1997, we agreed to sell Income Builders to Tambora in consideration of $500,000 in cash and the issuance to us of an aggregate of 4,899,533 shares of Tambora common stock as follows:

                  (a) 4,279,449 shares to be distributed to our stockholders at the rate of one share of Tambora stock for each share of our stock held;

                  (b) 320,000 shares to satisfy our antidilution obligation to East Bay Trust in connection with funding provided by it prior to December 31, 1997; and

                  (c) 300,084 shares in order for us to offer shares in Tambora to certain unaffiliated persons who had invested $300,084 in preferred stock of Triad Financial Systems, Inc., previously our subsidiary. Triad Financial Systems, Inc. was unsuccessful in obtaining the capital required to implement its business plan and has been dissolved. Such 300,084 shares will be distributed to such former investors in Triad Financial Systems, Inc. in satisfaction of their right to convert Triad Financial Systems, Inc. preferred stock into our common stock.

         Subject to satisfying applicable regulatory requirements, we intend to distribute all of the shares of Tambora stock to the above groups in the amounts indicated. We propose to file a registration statement under the Securities Act of 1933 covering the foregoing transactions.

     Sale of Common Stock

         During 2000, Tambora received subscriptions for 615,648 shares for an aggregate of $638,722, for an average price of $1.04. Tambora also issued shares for services between inception and December 31, 2000. Tambora is currently seeking additional private equity through the sale of common stock. Tambora stock was issued to subscribers as their subscriptions were paid.

         The following table shows the stock ownership of our officers and directors in us and Tambora as of December 31, 2000, and the anticipated ownership of officers and directors in Tambora after giving effect to the proposed distribution of Tambora stock to our stockholders. The table does not include 15,000,000 common shares owned by Alyda Macaluso, Laura Avignon and Lighthouse Capital Insurance Company, who, upon completion of the stock purchase agreement, have the right to appoint themselves or their designees as our officers and directors:

                                                                                                 Tambora
                                American Financial Holding            Tambora              (after distribution)
                                ---------------------------- -------------------------- ---------------------------
              Name                 Number       Percentage     Number      Percentage      Number     Percentage
   ---------------------------- -------------- ------------- ------------ ------------- ---------------------------
   Kenton L. Stanger..........       242,098        5.7%       1,100,000       7.3%        1,342,098      8.9%
   Raymond L. Punta...........       184,994        4.3          619,833       4.1           804,827      5.3
   Tim L. Hansen..............       242,098        5.7          845,000       5.6         1,087,098      7.2
   Ray P. Brown...............       241,826        5.7          845,000       5.6         1,086,826      7.2
   Chelton S. Feeny...........       206,022        4.8        1,253,938       8.3         1,459,960      9.7
                                --------------               ------------               -------------
   Officers and Directors,
     as a Group...............     1,117,038       26.1%       4,663,771      30.9         5,780,809     38.3%
                                ==============               ============               =============
       Total Outstanding......     4,279,449                  15,104,285                  15,104,285
                                ==============               ============               =============

---------------------
(1) Includes shares to be distributed, subject to satisfying certain regulatory requirements.
(2) Does not reflect the extent to which the "other stockholders" may own stock of both American Financial Holding and Tambora.

Director Loan

         We owe Kenton L. Stanger, an officer and director, $18,865 for a cash loan to us during 1999.

Tambora Advances to Us

         In addition to Tambora's payment of $500,000 to us as partial consideration of the purchase of Income Builders, as of December 31, 2000, Tambora had outstanding advances of principal and accrued interest of $210,635 to us for payment of general and administrative expenses, including amounts paid to executive officers and directors. Such amount is repayable by us to Tambora under the terms of a promissory note bearing interest at 18% and due and payable out of the first net proceeds received by us from the sale of common stock, but in any event on or before December 31, 2002.

Income Builders Officers and Directors

         Income Builders owed Tim L. Hansen and Ray P. Brown, officers of Income Builders, $340,204 at December 31, 1999, payable on demand. Of the $340,204 payable, $240,194 bears an interest rate of 50% and $100,010 is a bonus payable. Management of Income Builders intends to accrue interest on the $240,194 payable at 50% and offset this accrued interest against the $1,074,219 stockholders' receivable, until the receivable is reduced to $240,194, at which time this payable will be used to offset the receivable from the officers of Income Builders. These loans were included in the assets and liabilities of Income Builders when it was sold to Tambora.

Sale of $300,000 in Securities

         Subsequent to December 31, 2000, we sold for $300,000 a total of 15.0 million shares of common stock (700,935 shares of common stock giving effect to the 21.4-to-1 reverse stock split) for an aggregate of $150,000, and $150,000 in principal amount of promissory notes, automatically convertible into an aggregate of 49.2 million shares of common stock (2,299,000 shares giving effect to the 21.4-to-1 reverse split). The persons making the $300,000 investment have agreed to execute a majority written consent approving the proposed reverse stock split, the appointment of their designees to the board of directors, and the authorization of a class of preferred stock. On the effectiveness of the reverse stock split and related matters, we will issue 400,000 shares of post-reverse-split common stock to a third party for services. The securities sold by us and the consideration therefore are being held pending our distribution of this information statement to our stockholders relating to the matters to be approved by the majority written consent of its stockholders and certain other conditions. After giving effect to the foregoing, we will have an aggregate of 3.6 million shares of common stock issued and outstanding.

Conflicts of Interest

         We and Tambora have been and will continue to be subject to significant conflicts of interest as a result of their common controlling stockholders, executive officers and directors. Notwithstanding these conflicts of interest, such persons, acting both for themselves and as executive officers, directors and stockholders of us or Tambora, have determined:

         o the terms of their compensation from us, including the amount and manner of payment;
         o the terms on which such persons purchased stock from Tambora upon its organization;
         o        the terms on which Tambora sold stock to other investors;
         o        the terms on which we sold Income Builders to Tambora; and
         o        the terms on which we are required to repay loans to Tambora.

         There can be no assurance that any conflict of interest will be resolved in favor of us or our stockholders. We have not adopted any policies respecting the resolution of conflicts of interest that may arise.

                               REVERSE STOCK SPLIT

         In accordance with our agreement relating to the recent $300,000 cash investment, the board of directors has adopted and a majority of the stockholders have approved by their written consent adoption a 21.4-to-1 reverse stock split of our issued and outstanding common stock, without reducing the 50,000,000 shares of authorized common stock.

         We  believe it would be in the best  interests  of  American  Financial
Holding and its stockholders to adopt an amendment to our certificate of incorporation that will effect a 21.4-to-1 reverse stock split. The amendment that will effect the reverse split will be, by its terms, effective as of May 14, 2001. Its full text is set forth in the proposed Certificate of Amendment to the Certificate of Incorporation attached to this information statement as Appendix A.

Purpose and Background of the Reverse Split

         We have approved the reverse stock split in accordance with our contractual obligations under which we recently obtained $300,000 in new cash investment. We are not aware of any present efforts by anyone to accumulate our common stock, and the proposed reverse split is not intended to be an anti-takeover device.

Effect on Market for Common Stock

         Currently our common stock is not actively quoted or traded on any recognized quotation medium that we know of. Decreasing the number of shares outstanding without altering the aggregate economic interest represented by the shares may result in an increase in the price for our stock if a market were to develop. However, we cannot assure that such an increase will occur, even if a market existed for our stock. There also can be no assurance that any price per share of our common stock immediately after the reverse split will increase proportionately with the reverse split, or that any increase will be sustained for any period of time.

Effects of Reverse Split on Common Stock; No Fractional Shares

         The principal effect of the reverse split will be to decrease the number of issued and outstanding shares of our common stock to approximately 3.6 million shares, based on the number of shares outstanding on the Record Date for the stockholder meeting, followed by the automatic conversion of $150,000 in convertible notes to shares of common stock and the issuance of an additional 400,000 shares for services. The total number of shares of common stock each of stockholder holds will be reclassified automatically into the number of shares equal to the number of shares such stockholder held immediately before the reverse split divided by 21.4. If the number of shares a individual stockholder of record holds is not evenly divisible by 21.4, such stockholder will receive scrip for the fractional share.

         As of the Record Date for the stockholder consent, we had approximately 628 common stockholders of record (although we had significantly more beneficial holders). We do not expect the reverse split to result in a significant reduction in the number of record holders. We do not intend to seek any change in our status as a reporting company for federal securities law purposes, either before or after the reverse split.

Exchange of Stock Certificates

         Stockholders will not be required to submit their stock certificates for conversion into the post-reverse-split number of shares.

         However, on or after the effective date of the reverse split, we will mail a letter of transmittal to our stockholders. Stockholders will be able to obtain a certificate evidencing post-reverse-split shares only by sending our transfer agent, Fidelity Stock Transfer, 1800 South West Temple, Salt Lake City, Utah, 84115, his or her old stock certificate(s), together with the properly executed  and  completed  letter of  transmittal  and  payment  of the  required transfer fee of $19.00 per new certificate. Stockholders will not receive certificates for post-reverse-split shares unless and until their old certificates are surrendered. Stockholders should not forward their certificates to our transfer agent until they receive the letter of transmittal, and stockholders should only send in their certificates with the letter of transmittal. The transfer agent will send the stockholder's new stock certificate promptly after receipt of his or her properly completed letter of transmittal, the old stock certificate(s), and required fee.

         As noted above, no fractional share of post-reverse-split common stock will be issued. Instead, we will issue scrip in registered form, not represented by a certificate, that shall entitle the holder to receive a full share upon the surrender of such scrip evidencing a whole share. Upon the surrender of scrip evidencing a whole share, we will issue to the holder thereof a certificate evidencing such whole share. Holders of scrip will not be entitled to exercise voting rights, to receive dividends thereon, or to participate in any of our assets in the event of liquidation. Such scrip shall be void if not exchanged for certificates representing full shares of uncertificated full shares before 12:00 midnight on the 120th day following the effective date of the amendment to the certificate of incorporation.

                            AUTHORIZE PREFERRED STOCK

         The board of directors has adopted and a majority of the stockholders has approved by its written consent adoption of an amendment to our Certificate of Incorporation to authorize a class of preferred stock. A copy of the revised article to authorize 5,000,000 shares of preferred stock, par value $0.001, and to coordinate the provisions of the newly authorized preferred stock with the common stock is included in the proposed Certificate of Amendment to the Certificate of Incorporation attached as Appendix A. You are urged to review the appendix carefully. The general summary and discussion in the information statement is qualified in its entirety by the specific language of such proposed amendment attached.

         Under the amendment to authorize a class of preferred stock, our board of directors is authorized, without stockholder action, to issue preferred stock in one or more series and to fix the number of shares and rights, preferences and limitations of each series. Among the specific matters that may be determined by the board of directors are the dividend rate, any redemption price, any conversion rights, the amount payable in the event of any voluntary liquidation or dissolution of our company, and any voting rights. Specifically, the board of directors has the power to specify:

                           (i) the distinctive  designation of and the number of
                  shares of Preferred Stock which shall constitute each series, which number may be increased (except as otherwise fixed by the board of directors) or decreased (but not below the number of shares thereof outstanding) from time to time by action of the board of directors;

                           (ii) the rate and times at  which,  and the terms and
                  conditions on which, dividends, if any, on the shares of the series shall be paid; the extent of preferences or relation, if any, of such dividends to the dividends payable on any other class or classes of stock of this Corporation or on any series of Preferred Stock; and whether such dividends shall be cumulative or noncumulative;

                           (iii) the right, if any, of the holders of the shares
                  of the same series to convert the same into, or exchange the same for, any other class or classes of stock of this Corporation and the terms and conditions of such conversion or exchange;

                           (iv) whether shares of the series shall be subject to
                  redemption and the redemption price or prices, including, without limitation, a redemption price or prices payable in shares of any other class or classes of stock of the Corporation, cash or other property and the time or times at which, and the terms and conditions on which, shares of the series may be redeemed;

                           (v) the  rights,  if any, of the holders of shares of
                  the series on voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of this Corporation;

                           (vi) the terms of the sinking fund or  redemption  or
                  purchase account, if any, to be provided for shares of the series; and

                           (vii) the voting  powers,  if any,  of the holders of
                  shares of the series which may, without limiting the generality of the foregoing, include (A) the right to more or less than one vote per share on any or all matters voted on by the stockholders, and (B) the right to vote as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, on such matters, under such circumstances, and on such conditions as the board of directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of this Corporation in the event there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and upon such conditions as the board of directors may determine.

The board of directors has authority to authorize the offer and sale of preferred stock without the vote of or notice to existing stockholders. The issuance of preferred stock could dilute the percentage interest and per share book value of existing stockholders. We have no plans to issue any shares of preferred stock.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The selection of our auditors will not be submitted to the stockholders for their approval in the absence of a requirement to do so.

Change of Accountants

         On April 27, 2000, our board of directors determined not to engage Jones Jensen & Co., Salt Lake City, Utah, as our principal accountant to audit and report on our financial statements for the years ended December 31, 1998 and 1999 due to its inability to meet our scheduling requirements.

         Our financial statements for the calendar year ended December 31, 1997, have not been audited, and Jones Jensen was not retained by us to audit the 1998 and 1999 financial statements.

         The report of Jones Jensen on our financial statements consisting of consolidated balance sheets as of December 31, 1996, and the related consolidated statements of income, stockholders' equity and cash flows for the years ended December 31, 1996 and 1995, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles; however, the accountant's report for the December 31, 1996 and 1995, financial statements did contain an explanatory paragraph that indicates there is doubt as to our ability to continue as a going concern.

         In connection with our two most recent fiscal year audits and any subsequent interim period preceding the dismissal of Jones Jensen, there were no disagreements with Jones Jensen or reportable events on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement in connection with its report. In connection with its audit of our 1996 financial statements, Jones Jensen noted no matters involving the internal control structure and its operations that it considered to be material weaknesses.

         Jones Jensen has provided a letter to the Securities and Exchange Commission indicating that it did not disagree with the above statements.

         On April 27, 2000, our board of directors approved the engagement of Robison, Hill & Co., Salt Lake City, Utah, as independent accountants and auditors to report on our financial statements for the years ended December 31, 1998 and 1999.

         No consultations occurred between us and Robison, Hill during the two most recent fiscal years and any subsequent interim period prior to Robison, Hill's appointment regarding either (a) the application of accounting principles to a specific completed or contemplated transaction, the type of audit opinion that might be rendered on our financial statements or other information provided that was considered by us in reaching a decision as to an accounting, auditing or financial reporting issue, or (b) any matter that was the subject of disagreement or a reportable event requiring disclosure.

Fees to Robison, Hill

     Audit Fees

         The aggregate fees billed by Robison, Hill for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2000, and for the reviews of the financial statements included in our quarterly reports on Form 10-QSB for that fiscal year were $5,950.

     Financial Information Systems Design and Implementation Fees

         Robison, Hill billed no fees for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

     All Other Fees

         No fees were billed by Robison, Hill for services rendered to us, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees" for the fiscal year ended December 31, 2000.

                              STOCKHOLDER PROPOSALS

         It is anticipated that the next annual meeting of stockholders will be held on approximately May 15, 2002. Stockholders may present proposals for inclusion in the information or proxy statement to be mailed in connection with the 2002 annual meeting of stockholders of the company, provided such proposals are received by the company no later than January 15, 2002, and are otherwise in compliance with applicable laws and regulations and the governing provisions of the certificate of incorporation and bylaws of the company.

                                             By order of the board of directors:

                                             AMERICAN FINANCIAL HOLDING, INC.


                                             /s/ Raymond L. Punta
                                             -----------------------------
                                             Raymond L. Punta, Secretary

                                                                      Appendix A

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                         CERTIFICATE OF INCORPORATION OF
                        AMERICAN FINANCIAL HOLDING, INC.
                             A DELAWARE CORPORATION

         American Financial Holding, Inc., a corporation organized and existing under the laws of the state of Delaware (the "Company"), does hereby certify as follows:

         FIRST: That at a meeting of the board of directors of the Company, resolutions were duly adopted setting forth the proposed amendment of the Certificate of Incorporation of the Company, declaring the amendment to be advisable and calling a meeting of the stockholders of the Company for consideration thereof.

         SECOND: By executing this Certificate of Amendment of the Certificate of Incorporation, the president and secretary of the Company do hereby certify that effective [ ], 2001, the foregoing amendment to the Certificate of Incorporation of American Financial Holding, Inc. was authorized and approved pursuant to Section 242 of the General Corporation Law of the state of Delaware by the written consent of a majority of the issued and outstanding shares of the Company's common stock. No other class of shares was entitled to vote thereon as a class.

         THIRD: That the Certificate of Incorporation of the Company is hereby amended as follows:

         A. Article IV is hereby amended by striking the existing article in its entirety and inserting in lieu thereof the following:

                                   Article IV
                                 Capitalization

                  The Company shall have authority to issue an aggregate of 55,000,000 shares, of which 5,000,000 shares shall be preferred stock, $0.001 par value (hereinafter the "Preferred Stock"), and 50,000,000 shares shall be common stock, par value $0.001 (hereinafter the "Common Stock"). The powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the shares of stock of each class and series which the Company shall be authorized to issue, are as follows:

                           (a) Preferred Stock. Shares of Preferred Stock may be
                  issued from time to time in one or more series as may from time to time be determined by the board of directors. Each series shall be distinctly designated. All shares of any one series of the Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative. The powers, preferences, participating, optional and other rights of each such series and qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Except as hereinafter provided, the board of directors of this Company is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of Preferred Stock, the designation, powers, preferences and relative participating, optional and other rights and the qualifications, limitations and restrictions thereof, if any, of such series, including, without limiting the generality of the foregoing, the following:

                                    (i) the  distinctive  designation of and the
                           number of shares of Preferred Stock that shall constitute each series, which number may be increased (except as otherwise fixed by the board of directors) or decreased (but not below the number of shares thereof outstanding) from time to time by action of the board of directors;

                                    (ii) the rate and  times at  which,  and the
                           terms and conditions on which, dividends, if any, on the shares of the series shall be paid; the extent of preferences or relation, if any, of such dividends to the dividends payable on any other class or classes of stock of this Company or on any series of Preferred Stock; and whether such dividends shall be cumulative or noncumulative;

                                    (iii) the right,  if any,  of the holders of
                           the shares of the same series to convert the same into, or exchange the same for, any other class or classes of stock of this Company and the terms and conditions of such conversion or exchange;

                                    (iv)  whether  shares of the series shall be
                           subject to redemption and the redemption price or prices, including, without limitation, a redemption price or prices payable in shares of any other class or classes of stock of the Company, cash or other property and the time or times at which, and the terms and conditions on which, shares of the series may be redeemed;

                                    (v) the  rights,  if any,  of the holders of
                           shares of the series on voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of this Company;

                                    (vi)  the  terms  of  the  sinking  fund  or
                           redemption  or  purchase  account,   if  any,  to  be
                           provided for shares of the series; and

                                    (vii)  the  voting  powers,  if any,  of the
                           holders of shares of the series which may, without limiting the generality of the foregoing, include (1) the right to more or less than one vote per share on any or all matters voted on by the stockholders, and
                           (2) the right to vote as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, on such matters, under such circumstances, and on such conditions as the board of directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of this Company in the event there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and upon such conditions as the board of directors may determine.

                           (b) Common  Stock.  The Common  Stock  shall have the
                  following   powers,   preferences,   rights,   qualifications,
                  limitations and restrictions:

                                    (i) After the  requirements  with respect to
                           preferential dividends of Preferred Stock, if any, shall have been met and after this Company shall comply with all the requirements, if any, with respect to the setting aside of funds as sinking funds or redemption or purchase accounts, and subject further to any other conditions that may be required by the Delaware General Corporation Law, then, but not otherwise, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors without distinction to series;

                                    (ii)  After  distribution  in  full  of  any
                           preferential amount to be distributed to the holders of Preferred Stock, if any, in the event of a voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of this Company, the holders of the Common Stock shall be entitled to receive all of the remaining assets of the Company, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of Common Stock held by each without distinction as to series; and

                                    (iii) Except as may otherwise be required by
                           law or this Certificate of Incorporation, in all matters as to which the vote or consent of stockholders of the

                           Company shall be required or be taken, including, any vote to amend this Certificate of Incorporation, to increase or decrease the par value of any class of stock, effect a stock split or combination of shares, or alter or change the powers, preferences or special rights of any class or series of stock, the holders of the Common Stock shall have one vote per share of Common Stock on all such matters and shall not have the right to cumulate their votes for any purpose.

                           (c) Other Provisions:

                                    (i) The board of  directors  of the  Company
                           shall have authority to authorize the issuance, from time to time without any vote or other action by the stockholders, of any or all shares of the Company of any class at any time authorized, and any securities convertible into or exchangeable for such shares, in each case to such persons and for such consideration and on such terms as the board of directors from time to time in its discretion lawfully may determine; provided, however, that the consideration for the issuance of shares of stock of the Company having par value shall not be less than such par value. Shares so issued, for which the full consideration determined by the board of directors has been paid to the Company, shall be fully paid stock, and the holders of such stock shall not be liable for any further call or assessment thereon.

                                    (ii)  Unless   otherwise   provided  in  the
                           resolution of the board of directors providing for the issue of any series of Preferred Stock, no holder of shares of any class of the Company or of any security of obligation convertible into, or of any warrant, option or right to purchase, subscribe for or otherwise acquire, shares of any class of the Company, whether now or hereafter authorized, shall, as such holder, have any preemptive right whatsoever to purchase, subscribe for or otherwise acquire shares of any class of the Company, whether now or hereafter authorized.

                                    (iii)  Anything  herein   contained  to  the
                           contrary notwithstanding, any and all right, title, interest and claim in and to any dividends declared or other distributions made by the Company, whether in cash, stock or otherwise, that are unclaimed by the stockholder entitled thereto for a period of six years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned; and such unclaimed dividends or other distributions in the possession of the Company, its transfer agents or other agents or depositories shall at such time become the absolute property of the Company, free and clear of any and all claims of any person whatsoever.

         B. The shares of Common Stock of the Company issued and outstanding as of the Effective Date shall be reverse-split or consolidated, without any change in the authorized number of shares of Common Stock or the par value thereof, to become effective on the date this Certificate of Amendment is duly filed in the office of the Secretary of State of the State of Delaware (the "Effective Date") as follows:

                  (a) Each 21.4 shares of Common Stock issued and outstanding immediately prior to the Effective Date shall be converted into the right to receive one share of post-reverse-split common stock ("New Common Stock").

                  (b) No fractional shares of New Common Stock shall be issued in connection with the foregoing, and in lieu thereof, the Company shall issue scrip in registered form, not represented by a certificate, that shall entitle the holder to receive a full share upon the surrender of such scrip evidencing a whole share. Upon the surrender of scrip evidencing a whole share, the Company shall issue to the holder thereof a certificate evidencing such whole share. Holders of scrip shall not be entitled to exercise voting rights, to receive dividends thereon, or to participate in any of the assets of the Company in the event of liquidation. Such scrip shall be void if not exchanged for certificates representing full shares of uncertificated full shares before 12:00 midnight on the 120th day following the Effective Date.

                  (c) As soon as reasonably practicable after the Effective Date, the Company shall cause its registrar and transfer agent, acting as exchange agent (the "Exchange Agent"), to mail to each holder of record of shares of

         Common Stock immediately prior to the Effective Date (the "Pre-Reverse-Split Common Stock"), a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Pre-Reverse-Split Common Stocks shall pass, only upon delivery of a certificate representing such Pre-Reverse-Split Common Stock to the Exchange Agent, which shall be in such form and have such other provisions as the Company may reasonably specify, and which shall specify the fee payable in order to effectuate such exchange) and instructions for use in effecting the surrender of certificates representing Pre-Reverse-Split Common Stock in exchange for certificates representing shares of New Common Stock issuable pursuant hereto. Upon surrender of a certificate representing Pre-Reverse-Split Common Stock for cancellation to the Exchange Agent, together with such duly executed letter of transmittal and the payment of the prescribed fee, the holder of such certificate representing Pre-Reverse-Split Common Stock shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of New Common Stock that such holder has the right to receive in exchange for the Pre-Reverse-Split Common Stock surrendered pursuant to the provisions hereof (after taking into account all Pre-Reverse-Split Common Stock then held by such holder), and the Pre-Reverse-Split Common Stock so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Pre-Reverse-Split Common Stock that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of New Common Stock may be issued to a transferee if the certificate representing such Pre-Reverse-Split Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes and other transfer fees have been paid. Holders of certificates representing Pre-Reverse-Split Common Stock shall not be required to convert their certificates into certificates representing New Common Stock. Until surrendered as contemplated hereby, each certificate representing Pre-Reverse-Split Common Stock shall be deemed at any time after the Effective Date to represent only the New Common Stock into which such certificate representing Pre-Reverse-Split Common Stock is convertible as provided herein and the right to receive, upon such surrender prior to the expiration date of scrip as provided above, scrip in lieu of any fractional shares of New Common Stock as provided above.

                  (d) After the Effective Date, there shall be no further registration of transfers of certificates representing Pre-Reverse-Split Common Stock. If, after the Effective Date, certificates representing shares of Pre-Reverse-Split Common Stock are presented to the Company or the Exchange Agent for registration of transfer, such certificates shall be canceled and exchanged for certificates representing New Common Stock and scrip in accordance with the procedures set forth herein.

         DATED this ___ day of __________________, 2001

ATTEST:                                    AMERICAN FINANCIAL HOLDING, INC.



                                           By:
----------------------------                   --------------------------------
Raymond L. Punta, Secretary                     Kenton L. Stanger, President

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 10-KSB

                 ANNUAL REPORT UNDER SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                   For the fiscal year ended December 31, 2000

                         Commission file number: 0-12666

                        AMERICAN FINANCIAL HOLDING, INC.
                 (Name of small business issuer in its charter)

              Delaware                                    87-0458888
   (State or other jurisdiction of                      (I.R.S. Employer
   incorporation or organization)                      Identification No.)

  914 Rio Virgin Drive, St. George, Utah                     84790
 (Address of principal executive offices)                  (Zip Code)

Issuer's telephone number, including area code:    (435) 674-1181
                                      Telecopy:    (435) 674-1183

Securities registered pursuant to Section 12(b) of the Act:

     Title of Each Class              Name of each exchange on which registered
          None                                          None

Securities registered pursuant to Section 12(g) of the Act:

                          Common Stock, Par Value $0.01
                                (Title of class)

         Check whether the issuer (1) filed all reports  required to be filed by
Section 13 or 15(d) of the Securities Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                                 Yes [ ] No [ ]

         Check if there is no  disclosure  of  delinquent  filers in response to
Item 405 of Regulation S-B contained in this form, and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. [ ]

         State issuer's revenues for its most recent fiscal year:  None.

         State the aggregate market value of the voting and nonvoting common equity held by nonaffiliates computed by reference to the price at which the common equity was sold, or the average bid and asked price of such common equity, as of a specified date within the past 60 days. The aggregate market value of the voting and nonvoting common equity held by nonaffiliates computed by reference to the average bid and asked price of such common equity, as of March 7, 2001, was $442,735.

         State the number of shares outstanding as of each of the issuer's classes of common equity, as of the latest practicable date: As of March 7, 2001, issuer had outstanding 19,279,449 shares of its common stock, par value $0.01. On a pro forma basis, after giving effect to a 21.4-to-one reverse stock split, the issuer would have 900,909 outstanding common shares.

Documents Incorporated by Reference. If the following documents are incorporated by reference, briefly describe them and identify the part of the Form 10-KSB (e.g., Part I, Part II, etc.) into which the document is incorporated: (1) any annual report to security holders; (2) any proxy or information statement; and
(3) any prospectus filed pursuant to rule 424(b) or (c) under the Securities Act of 1933. The listed documents should be clearly described for identification purposes (e.g., annual report to security holders for fiscal year ended December 31, 1990): None.

Transitional Small Business Disclosure Format (Check one): Yes [ ] No [X]

--------------------------------------------------------------------------------
                                     PREFACE
--------------------------------------------------------------------------------

Special Note on Forward-Looking Statements

         This report contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"). When used in this report, the words "believe," "may," "will," "should," "expect," "anticipate," "continue," "estimate," "project," "intend" and similar words and expressions are generally intended to identify forward-looking statements. Statements that describe the future strategic plans, goals or objectives of American Financial Holding, Inc. are also forward-looking statements.

         Readers of this report are cautioned that any forward-looking statements, including those regarding American Financial Holding, Inc. or its management's intent, belief or current expectations, are not guarantees of future performance or results or events and involve risks and uncertainties, such as the ability of American Financial Holding, Inc. to obtain funds to enable it to pay ongoing general and administrative expenses, professional fees for meeting regulatory requirements, representing American Financial Holding, Inc. in pending and possible litigation and documenting business and creditor agreements, and the ability of American Financial Holding, Inc. to retain directors and officers to pursue its business notwithstanding its precarious financial condition.

         Additionally, actual results and events may differ materially from those in the forward-looking statements as a result of various factors.

         The forward-looking information is based on present circumstances and on American Financial Holding, Inc.'s predictions respecting events that have not occurred, which may not occur or which may occur with different consequences from those now assumed or anticipated. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors, including the risk factors detailed in this report. The forward-looking statements included in this report are made only as of the date of this report. The cautionary statements made in this report are intended to be applicable to all related forward-looking statements wherever they appear in this report. American Financial Holding, Inc. assumes no obligation to update such forward-looking statements or to update reasons that actual results could differ materially from those anticipated in such forward-looking statements.

                                     PART I
--------------------------------------------------------------------------------
                        ITEM 1. DESCRIPTION OF BUSINESS
--------------------------------------------------------------------------------

Current Status

         American Financial Holding, Inc. ("AFH") currently has no active operations or majority owned subsidiaries. Its assets consist of approximately
4.9 million shares of common stock of Tambora Financial Corporation ("Tambora") that AFH intends to distribute to its stockholders and others, subject to satisfying applicable regulatory requirements.

         Subsequent to December 31, 2000, AFH sold for $300,000 a total of 15.0 million shares of common stock (700,935 shares on a pro forma basis giving effect to the 21.4-to-one reverse stock split) for an aggregate of $150,000, and $150,000 in principal amount of promissory notes, automatically convertible into an aggregate of 49.2 million shares of common stock (2,299,065 shares on a pro forma basis giving effect to the 21.4-to-one reverse split). The persons making the $300,000 investment have agreed to execute a majority written consent approving the proposed reverse stock split, the appointment of their designees to the board of directors and the authorization of a class of preferred stock. On the effectiveness of the reverse stock split and related matters, AFH will issue 400,000 shares of post reverse-split common stock to a third party for services. The securities sold by AFH and the consideration therefor are being held pending AFH's completion of an information statement to be distributed to AFH's stockholders relating to the matters to be approved by the majority written consent of its stockholders and certain other conditions. After giving effect to the foregoing, AFH will have an aggregate of 3.6 million shares of post-split common stock issued and outstanding.

         Proceeds from the sale of the above securities will be applied to satisfy certain accrued obligations. Therefore, AFH will require additional funds to meet future requirements, including any requirements for any new activities.

Introduction and History

         Until late 1997, the operations of AFH consisted primarily of marketing annuity and life insurance products through its wholly-owned subsidiary, Income Builders, Inc., while it continued to seek funding for acquiring and operating an insurance company to reinsure and coinsure a portion of the products marketed by Income Builders. In late 1997, AFH agreed to transfer all of the stock of Income Builders, which markets life insurance and annuity products underwritten by other insurance providers, to Tambora in exchange for $500,000 in cash and approximately 4.9 million shares of Tambora common stock. The exchange was completed on October 24, 2000. Since its inception in September 1997, Tambora has been funded through the sale of common stock, including shares sold to officers and directors of AFH. As of December 31, 2000, AFH owned approximately 30.9% of the issued and outstanding Tambora stock on a temporary basis.

         Because of the common controlling stockholders of AFH and Tambora, the transactions between them have not been and are not the result of arm's-length negotiations and are subject to substantial conflicts of interest. See "Item 12.

Certain Relationships and Related Transactions."

         Upon entering into the 1997 agreement to transfer Income Builders to Tambora, the operations of Income Builders were considered discontinued as to AFH. AFH plans to distribute its Tambora stock to the AFH stockholders and others, therefore, since October 24, 2000, the investment in Tambora is considered temporary and AFH has not recognized any of its share of the losses from Tambora, has carried the investment in Tambora at cost of zero, and has not recognized any participation in Income Builders' business. Tambora, through Income Builders, acts as an independent field marketing organization for LifeUSA Holding, Inc. ("LifeUSA"). Income Builders has been a leading national producer for LifeUSA for combined annuity and life premium sales in recent years. Tambora seeks to become a financial services holding company with broad-based marketing of life insurance and annuities, including the products of other insurance companies and ultimately its own products. The implementation of this plan will require substantial amounts of additional capital.

         In connection with AFH's acquisition of Income Builders as a wholly owned subsidiary in 1989, AFH agreed to use its best efforts to seek additional equity financing to fund the expansion of Income Builders. AFH now proposes to implement this goal through the plan outlined below in which Tambora, of which AFH currently and temporarily owns an approximately [30.9%] interest, will seek funding to purchase an insurance company and AFH will distribute its Tambora stock to the AFH stockholders and others.

         When used in this report, AFH refers to AFH without its interest in Tambora, unless the context requires otherwise, and Tambora refers to Tambora and its wholly owned subsidiaries, Income Builders and Tambora Marketing, Inc.

AFH's Ability To Continue as a Going Concern--Shortage of Working Capital and Continuing Losses

         As of December 31, 2000, AFH had a working capital deficit of $845,453, no credit lines and insufficient revenue to meet its operating requirements. For the years ended December 31, 2000 and 1999, AFH suffered net losses from continuing operations of $66,198 and $331,996, respectively, and as of December 31, 2000, had an accumulated deficit of $8,963,069. At December 31, 2000, AFH had a stockholders' deficit of $845,453. Since December 31, 2000, AFH has incurred continuing losses and increases in accumulated deficit. AFH expects that it will continue to incur operating losses and that its accumulated deficit will increase.

         AFH depended solely upon cash provided from the sale of Income Builders and loans from Tambora for funding during the preceding two fiscal years. Tambora, in turn, relied on funds from loans from stockholders and the sale of restricted common stock. AFH does not expect that Tambora will advance additional funds to AFH. Since December 31, 2000, AFH has received $300,000 from the sale of securities, but all of such funds are committed to pay accrued past due liabilities. The foregoing raises substantial concerns respecting the ability of AFH to continue as a going concern in the absence of its ability to borrow capital from Tambora.

         The consolidated financial statements do not include any adjustments relating to recoverability and classification of asset carrying amounts or the amount and classification of liabilities if AFH were unable to continue as a going concern. (See "Financial Statements: Note 1" and "Item 6: Management's Discussion and Analysis or Plan of Operation.")

Restructuring Plan

     Overview

         As noted above, in 1997, AFH agreed to sell its Income Builders marketing subsidiary to Tambora for $500,000 and the issuance of approximately
4.9 million shares of Tambora common stock. Such cash consideration has been paid and stock issued. AFH now proposes to complete this restructuring by distributing approximately 4.3 million shares of the Tambora stock received by AFH to its stockholders, except for stockholders holding 15,000,000 common shares issued on January 22, 2001, on an approximately one-to-one basis (one-to-21.4 pro forma post-split basis) and transferring the additional approximately 600,000 Tambora shares to two other groups.

         There are substantial regulatory requirements that must be met before AFH can distribute the Tambora shares to AFH stockholders. AFH can provide no assurance that it can meet those regulatory requirements in a timely manner, if at all. Further, it is likely that AFH will incur substantial time and expense in its efforts to meet those regulatory requirements and distribute the Tambora shares to AFH stockholders.

         The restructuring plan was and is not the result of arm's-length negotiations and was subject to substantial conflicts of interest because of AFH's and Tambora's common controlling stockholders, directors and executive officers.

See "Item 12. Certain Relationships and Related Transactions."

         Following the distribution of the Tambora stock to AFH's stockholders, AFH's current stockholders, except for stockholders holding 15,000,000 shares issued on January 22, 2001, would have, in addition to their stock in AFH, shares of Tambora. Also, AFH then would have no operations or material assets and may be unable to continue. With the issuance on January 22, 2001, of 15,000,000 shares of AFH common stock, a change in control of AFH occurred. In addition to this change in control, AFH may seek to acquire other operations and assets, if available, in consideration of the issuance of a controlling block of common stock to the owners of assets or businesses that wish to become publicly held in a so-called "reverse acquisition."

     Background

         In view of the continuing inability to obtain the funding required to launch its coinsurance and reinsurance strategy within AFH, its management determined to form and fund initially a new entity separate from AFH in order to implement the restructuring plan described above. Tambora was incorporated as a Utah corporation in September 1997 by Kenton L. Stanger and funded initially by Messrs. Stanger, Raymond Punta, Tim Hansen, Ray Brown and Chelton Feeny, all of whom are directors of AFH. Tambora also received funding from the sale of common stock to others. Funds received by Tambora from the foregoing sources were used to pay Tambora's general and administrative expenses, purchase Income Builders, and advance cash to AFH.

         The founders saw the organization of Tambora as a possible mechanism to begin to develop a base that could fund the purchase and capitalization of an insurance company and acquire Income Builders from AFH for cash that could be used for AFH's requirements and stock that could be distributed to AFH's stockholders. AFH and Tambora agreed to the terms of a sale of Income Builders to Tambora for $500,000, plus approximately 4.9 million shares of common stock, subject to certain adjustments, so that the Tambora stock could be distributed to the holders of AFH's outstanding stock, except for stockholders holding 15,000,000 shares issued on January 22, 2001, on a one-for-one basis, prior to giving effect to the 21.4-to-one reverse split of the issued and outstanding AFH common stock. The number of shares of Tambora common stock was increased to include the number of additional shares necessary to satisfy AFH's obligation to holders of Triad Financial Systems, Inc. preferred stock as well as 320,000 shares to permit AFH to satisfy its antidilution obligation to East Bay Trust. As a result of the sale of Income Builders, AFH received $500,000 in cash to meet ongoing general and administrative expenses, including payments to officers and directors, and reduce accounts payable that were long past due. The 4.9 million shares of Tambora stock to be distributed to the AFH stockholders have been placed in escrow for distribution as agreed on the satisfaction of applicable regulatory requirements.

         By completing this transaction and the proposed distribution of Tambora stock to AFH's stockholders, AFH believes that its stockholders have an improved opportunity to participate, through their direct ownership of Tambora stock distributed to them, in the financial benefits resulting from consolidating an insurance and annuity marketing subsidiary with a coinsurance and reinsurance subsidiary. Tambora's financial statements do not reflect AFH's substantial accumulated deficit and stockholders' deficit, so it would not be as hampered as AFH in seeking required capital. AFH believes that the proposed distribution of the Tambora stock to AFH's stockholders, upon meeting applicable legal requirements and thereby making Tambora's stock eligible for public trading, would also improve Tambora's access to the capital markets.

         AFH believes that Tambora is better positioned than AFH to obtain funding to purchase and capitalize an insurance company subsidiary that could coinsure or reinsure a portion of the insurance and annuity products sold by Tambora and its subsidiaries. Tambora is currently seeking to identify an insurance company that may be available for purchase and to arrange for approximately $12.0 to $15.0 million in private equity that it believes will be required. Tambora currently has not identified any specific acquisition target.

         As of December 31, 2000, Tambora had approximately 15.1 million shares of common stock issued and outstanding, of which approximately 4,899,533 shares are held by AFH for distribution to its stockholders and creditors on the satisfaction of applicable legal requirements.

         With the sale of Income Builders to Tambora and the abandonment of office equipment, furniture and fixtures, AFH's sole remaining asset is its stock ownership interest in Tambora, which AFH intends to distribute to its stockholders. Accordingly, AFH is including the following description of Tambora's operations in order to fully disclose the status of AFH.

Tambora's Business

     Product Lines

         Tambora, through Income Builders, markets life insurance and annuity products underwritten by unrelated insurance companies. LifeUSA, however, presently underwrites most annuity products marketed by Tambora. LifeUSA currently underwrites life insurance and annuity products. Tambora primarily markets the LifeUSA Accumulator Series of annuities, the Indexed Annuity series and Universal Annuity Life products.

     Marketing

         Tambora, through Income Builders, sells life insurance and annuity products underwritten by other insurance providers exclusively through agents under an independent contractor relationship. These individuals may be agents of other life insurance companies or independent insurance brokers. The contract with Income Builders can be terminated by either party on specified notice. Income Builders does not intend to have career agents who sell life insurance exclusively for it. Relying upon independent agents allows Income Builders to expand its sales force without significant expense, but it does require that Income Builders obtain the right to market competitive products, as the independent agents customarily handle product lines of several different insurance companies. Income Builders recruits and trains the independent agents in its specific marketing approach to selling life insurance and annuities.

         As  of  December  2000,  Income  Builders  had  contracted  over  5,500 independent contractor-agents, of which approximately 1,800 to 2,000 have repetitive annual business, with 1999 and 2000 annual premium production of approximately $31 million and $33 million, respectively.

         It is customary for insurance companies that market products through independent agents to advance to certain agents, at the time the policy is issued, a substantial portion of the first year commission payable to the agent, even if the policyholder pays the first year insurance premium in monthly installments. Annualization of the first year commissions and, in effect, prepayment of such commissions provides the agent with funds to meet current operating needs. The insurance providers that underwrite the products marketed by Income Builders typically advance up to an aggregate of 50% to 75% of the agent's first year commissions on submission of an insurance application and/or issuance of the policy. The commission advances are credited against the agent's account as policy premiums are received by the underwriter, and the agent earns the related commission. If an application for insurance is rejected or the policyholder discontinues the policy prior to the thirteenth month, an appropriate amount is charged back against the agent's account. As a consequence, Income Builders assumes certain credit risks because the selling agent could cease further sales of products marketed by Income Builders or policies could lapse before earned premiums are sufficient to pay the agent's indebtedness. Income Builders is required to repay commission advances only if the agent cannot. Historically, Income Builders has not been required to reimburse any material amount of unearned commissions.

     Regulation

         Marketing life insurance and annuity products is subject to regulation and supervision by the states in which business is transacted. The laws of the various states establish supervisory agencies with broad administrative and supervisory powers related to granting and revoking licenses to transact business, regulating trade practices, licensing agents, approving policy forms, filing premium rates on certain business, setting reserve requirements, determining the form and content of required financial statements, determining the reasonableness and adequacy of capital and surplus and prescribing the maximum concentration of certain classes of investment held by insurance companies.

         Most states have also enacted legislation that regulates insurance holding company systems, including acquisitions, extraordinary and intercorporate dividends, the terms of surplus debentures, the terms of affiliated transactions and other related matters. Recently, increased scrutiny has been placed on the insurance regulatory framework, and a number of state legislatures have considered or enacted legislative proposals that alter, and in many cases increase, state authority to regulate insurance companies and holding company systems. Insurance departments in the various states require insurance companies to make annual and quarterly filings. These statutory filings require classifications of investments and the establishment of mandatory reserves.

     Competition

         The insurance industry is highly competitive. Tambora is subject to intense competition in its current operations and is expected to have similar competition in the areas of its future planned expansion. There are many insurance companies offering a variety of insurance products, and in order to obtain competitive product lines, Tambora must continue to perform at a high level. Tambora is dependent on its ability to attract and retain productive, independent agents to sell its products. Tambora pays customary and competitive commissions, but competition among insurance companies is intense for independent agents with demonstrated ability. There can be no assurance that Tambora will be able to continue to attract and retain productive, independent agents.

Personnel

         During 2000, AFH had no employees. AFH currently has no employees. During 2000, Tambora had two part-time employees, both of whom are executive officers and directors. Currently, Tambora has three full-time employees, all of whom are officers and directors. Income Builders has two full-time employees, both of whom are officers and directors of Income Builders. In addition to its employees, Income Builders contracts with regional independent agencies and insurance salesmen on an independent contractor basis as discussed above.

--------------------------------------------------------------------------------
                        ITEM 2. DESCRIPTION OF PROPERTY
--------------------------------------------------------------------------------

         During 2000, AFH's principal executive offices at 914 Rio Virgin Drive, St. George, Utah 84790, and additional offices at 2076 Ridgewood Way, Bountiful, Utah 84010, were provided without cost to AFH by Kenton L. Stanger and Raymond
L. Punta, respectively, executive officers and directors. Since January 1, 2000, Tambora has rented the same offices from such persons at $2,000 per month

         Tambora also rents office and clerical facilities from an unrelated party at 7272 Wisconsin Avenue, Suite 300, Bethesda, Maryland 20814, for approximately $2,000 per month.

--------------------------------------------------------------------------------
                           ITEM 3. LEGAL PROCEEDINGS
--------------------------------------------------------------------------------

         AFH is not a party to any material legal proceedings except as noted below, and no such proceedings have been threatened by or, to the best of its knowledge, against it.

         On October 9, 1996, AFH was advised by the Enforcement Division of the Securities and Exchange Commission (the "SEC") that it was considering recommending that the SEC bring an enforcement action, which could include a civil penalty, against AFH in the U.S. District Court for failing to file timely periodic reports in violation of Section 13(a) of the Exchange Act and the rules promulgated thereunder.

         In October 1996, AFH also received a request for the voluntary production of information to the Enforcement Division of the SEC related to the resignation of Coopers & Lybrand LLP, the termination of Arthur Andersen LLP, the appointment of Jones, Jensen & Company as AFH's independent public accountants and the reasons therefore. In addition, AFH was requested to provide certain information respecting its previous sales of securities. AFH cooperated in providing information in response to these inquiries in early 1997. AFH has not been advised of the outcome of the foregoing.

         On December 20, 1999, Robert M. Bridge filed suit against AFH in the Third District Court in Salt Lake County, Utah, styled Bridge v. American Financial Holding, Inc., Triad Financial Systems, Inc., Raymond L. Punta and Kenton L. Stanger (Civil No. 990912544). Mr. Bridge's complaint alleges that he is entitled to the return of a $100,000 investment made in 1993, in which he purchased AFH's stock in anticipation of the acquisition of an insurance company, plus interest, costs and attorney's fees. The complaint alleges claims for breach of contract, fraud and misrepresentation, and claims for a "guarantee" against Messrs. Punta and Stanger. AFH has answered the complaint, denying its material allegations and raising several affirmative defenses, including the applicable statutes of limitation. AFH intends to vigorously defend this matter, asserting, among other defenses, that at times the plaintiff could have sold his stock at a multiple of his purchase price. Discovery is continuing.

--------------------------------------------------------------------------------
          ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
--------------------------------------------------------------------------------

         AFH did not hold a meeting of its stockholders during the year ending December 31, 2000, nor were any matters submitted to a vote of AFH's stockholders.

                                    PART II

--------------------------------------------------------------------------------
                      ITEM 5. MARKET FOR COMMON EQUITY AND
                          RELATED STOCKHOLDER MATTERS
--------------------------------------------------------------------------------

         There has been little established, consistent trading market for AFH's common stock during significant portions of the preceding two years.

         The common stock of AFH was listed on the Electronic Bulletin Board of the National Association of Securities Dealers, Inc. system ("EBB") until August 3, 1999, and has been quoted on the Pink Sheets under the symbol "ANFH" thereafter. Quotations have been published only intermittently. The trading volume of the common stock of AFH is limited, creating significant changes in the trading price of the common stock as a result of relatively minor changes in the supply and demand. Consequently, the price of the common stock in the trading market fluctuates dramatically over short periods as a result of factors unrelated to the business activities of AFH.

         The following table sets forth the high and low closing bid quotations for AFH's common stock as reported on the EBB or the Pink Sheets, as the case may be, for the periods indicated, based on interdealer bid quotations, without markup, markdown, commissions or adjustments (which may not reflect actual transactions):

                                       High               Low
                                 ------------------ -----------------
     2000
     ----
       First quarter                    $0.51             $0.06
       Second quarter                    0.70              0.15
       Third quarter                     0.46              0.12
       Fourth quarter                    0.42              0.12

     1999
     ----
       First quarter                     0.45              0.32
       Second quarter                    0.70              0.10
       Third quarter                     0.10              0.01
       Fourth quarter                    0.22              0.01

         Because of the lack of specific transaction information and AFH's belief that quotations are particularly sensitive to actual or anticipated volume of supply and demand, AFH does not believe that quotations are reliable indicators of a viable trading market for AFH's common stock. In this limited market, brokers typically publish no fixed quotations to purchase a minimum number of shares at a published price, but express a willingness to buy or sell the stock and from time to time complete transactions in the securities at negotiated prices. As of December 31, 2000, AFH's common stock was quoted, subject to the foregoing limitations and qualifications, at $0.14 bid, $0.40 asked. The foregoing quotation does not reflect dealer mark-ups, markdowns, brokerage commissions or other charges and does not reflect actual transactions.

         As of March 2001, there were 19,279,449 shares of common stock issued and outstanding (900,909 shares on a pro forma basis after giving effect to the 21.4-to-one reverse split) held by approximately 660 stockholders.

         AFH has not paid dividends on its common stock and does not anticipate that it will pay dividends in the foreseeable future.

         The SEC has promulgated rules governing over-the-counter trading in penny stocks, defined generally as securities trading below $5 per share that are not quoted on a securities exchange or Nasdaq or that do not meet other substantive criteria. Under these rules, our common stock is currently classified as a penny stock. As a penny stock, our common stock is currently subject to rules promulgated by the SEC that impose additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and institutional accredited investors. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written consent to the transaction prior to sale. Further, if the price of the stock is below $5 per share and the issuer does not have $2,000,000 or more net tangible assets or is not listed on a registered national securities exchange or Nasdaq, sales of such stock in the secondary trading market are subject to certain additional rules promulgated by the SEC. These rules generally require, among other things, that brokers engaged in secondary trading of penny stocks provide customers with written disclosure documents, monthly statements of the market value of penny stocks, disclosure of the bid and asked prices and disclosure of the compensation to the broker-dealer and the salesperson working for the broker-dealer in connection with the transaction. These rules and regulations may affect the ability of broker-dealers to sell our common stock, thereby effectively limiting the liquidity of our common stock. These rules may also adversely affect the ability of persons who acquire our common stock to resell their securities in any trading market that may exist at the time of such intended sale.

--------------------------------------------------------------------------------
       ITEM 6. MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
--------------------------------------------------------------------------------

AFH's Ability To Continue as a Going Concern--Shortage of Working Capital and Continuing Losses

         As of December 31, 2000, AFH had a working capital deficit of $845,453, no credit lines and insufficient revenue to meet its operating requirements. For the years ended December 31, 2000 and 1999, AFH suffered net losses from continuing operations of $66,198 and $331,996, respectively, and as of December 31, 2000, had an accumulated deficit of $8,963,069. At December 31, 2000, AFH had a stockholders' deficit of $845,453. Since December 31, 2000, AFH has incurred continuing losses and increases in accumulated deficit. AFH expects that it will continue to incur operating losses and that its accumulated deficit will increase.

         AFH depended solely upon cash provided from the sale of Income Builders and loans from Tambora for funding during the preceding two fiscal years. Tambora, in turn, relied on funds from loans from stockholders and the sale of restricted common stock. AFH does not expect that Tambora will advance additional funds to AFH. .Since December 31, 2000, AFH has received $300,000 from the sale of securities, but all of such funds are committed to pay accrued past due liabilities. The foregoing raises substantial concerns respecting the ability of AFH to continue as a going concern in the absence of its ability to borrow capital from Tambora.

         The consolidated financial statements do not include any adjustments relating to recoverability and classification of asset carrying amounts or the amount and classification of liabilities if AFH were unable to continue as a going concern. (See "Financial Statements: Note 1.")

Liquidity and Capital

         AFH's cash requirements for 2000 and 1999 were provided by $17,291 and $271,235, respectively, in loans from Tambora and AFH officers. For the year ended December 31, 2000, AFH experienced negative cash flow from operating activities of $17,534, compared with negative cash flow from operating activities of $270,866 in 1999.

         With the sale of Income Builders to Tambora and the related termination of AFH's principal activities, AFH's capital requirements have been reduced to those required to pay past due liabilities and general and administrative fees associated with maintaining its corporate good standing, completing periodic reports filed with regulatory authorities under federal securities laws and furnished to stockholders, defending pending litigation and responding to any resulting settlement or award and seeking, reviewing, documenting and completing a possible transaction with another company in order to reactivate AFH.

         As noted above, since December 31, 2000, AFH has received $300,000 from the sale of securities, but all of such funds are committed to pay accrued past due liabilities.

         In addition to funds required to satisfy past due accounts payable, AFH will require at least $50,000 to $100,000 during the next twelve months to complete required accounting and auditing work, complete reports to regulatory authorities and stockholders, defend pending litigation and related matters to maintain its corporate good standing. Additional amounts would be required if the pending litigation results in an award or settlement in favor of the plaintiff. AFH has no funds with which to pay these amounts, but will depend primarily on the sale of additional securities for such funding. AFH has received no commitment for any such required funding from its principal stockholders or any other person or group. AFH cannot assure it will be able to obtain required funding or that it will be able to continue. AFH does not believe that its principal, nonliquid asset, its stock in Tambora to be distributed to AFH stockholders and others, is readily convertible to cash to satisfy claims of creditors.

Results of Discontinued Operations

         On September 23, 1997, AFH entered into an agreement with Tambora Financial Corporation, a corporation under common control with it, to transfer Income Builders to Tambora in exchange for $500,000 and 4,899,533 shares of Tambora common stock. From 1997 through October 24, 2000, Tambora and one of its officer's paid or advanced $694,671 to or in behalf of AFH. On October 24, 2000, AFH transferred all issued and outstanding shares of Income Builders, Inc. to Tambora in exchange for a $500,000 reduction in the payable to Tambora and in exchange for 4,899,533 shares of Tambora common stock. Due to the transfer being with an entity under common control, the net liabilities of Income Builders on October 24, 2000, of $143,496, plus the $500,000 reduction in the payable to Tambora, were accounted for as capital contributions to AFH.

         The operations of Income Builders were recognized as discontinued operations through the date of the transfer to Tambora. Income Builders' commission revenue for 2000 through October 24, 2000, decreased $476,364, or 15.8%, to $2,545,060 from $3,021,424 during the year ended December 31, 1999.
The 2000 decrease is due to a reduction in business sold, a different product mix between 2000 and 1999, and the shortened reporting period for 2000. Commission expense decreased $439,661, or 17.4%, to $2,095,951 in 2000, as compared to $2,535,612 in 1999. This fluctuation reflects the effects of the decrease in commission revenue and ordinary variations in the commission schedule of various products, the age and other demographics of policy purchasers, the size of individual annuity and insurance policies sold, the commission schedules of the individual insurance agents selling particular policies and similar factors, which will likely continue to fluctuate in the future.

         Gross profit of $449,109 in 2000, or 17.6% of commission revenue, is a decrease from the $485,812 in gross profit in 1999, equivalent to 16.1% of commission revenue. This decrease in gross profit in 2000 is due to the foregoing factors and may not be indicative of the gross profit that may be expected in future periods.

         General and administrative expenses decreased $483,761, or 53.5%, to $419,703 in 2000, as compared to $903,464 a year earlier. Total other income (expense) decreased $616,787, or 105.6%, in 2000 to $(32,932), as compared to $583,855 in 1999. Total other income during 1999 resulted primarily from gains on sales of investment in securities, which gains did not continue during 2000.

         As a result of the foregoing, Income Builders' income decreased from income of $166,203 in 1999 to a loss of $3,526 in 2000. In addition to the $3,526 loss from Income Builders, AFH recognized losses in 2000 of $12,552 relating to Income Builders' minimum pension liability adjustment and $1,656 relating to Income Builders' unrealized losses on investment in securities. Accordingly, the loss from discontinued operations totaled $17,734 during 2000.

--------------------------------------------------------------------------------
                          ITEM 7. FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

         The  financial  statements of AFH,  including the required  independent
auditors'  report,   are  included  following  a  table  of  contents  beginning immediately following the signature page to this report.

--------------------------------------------------------------------------------
                   ITEM 8. CHANGES IN AND DISAGREEMENTS WITH
               ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
--------------------------------------------------------------------------------

         As previously reported in AFH's annual report on Form 10-KSB for the year ended December 31, 1999, on April 27, 2000, the board of directors of AFH approved the engagement of Robison Hill & Company ("Robison Hill"), Salt Lake City, Utah, as independent accountants and auditors to report on AFH's financial statements for the years ended December 31, 1999 and 1998, to succeed Jones Jensen & Co., Salt Lake City, Utah, as AFH's principal accountant.

         No consultations occurred between AFH and Robison Hill during the two fiscal years and any subsequent interim period prior to Robison Hill's appointment regarding either (a) the application of accounting principles to a specific completed or contemplated transaction, the type of audit opinion that might be rendered on AFH's financial statements or other information provided that was considered by AFH in reaching a decision as to an accounting, auditing or financial reporting issue, or (b) any matter that was the subject of disagreement or a reportable event requiring disclosure under Item 304(a)(1)(iv) of Regulation S-B.

                                    PART III

--------------------------------------------------------------------------------
              ITEM 9. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND
       CONTROL PERSONS; COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
--------------------------------------------------------------------------------

Current Directors and Executive Officers

         The directors and executive officers of AFH are as follows:

     Name               Age                            Office
------------------    ------      ----------------------------------------------
Kenton L. Stanger       67         Chief Executive Officer, President, Director
Raymond L. Punta        51         Executive Vice President, Director
Chelton S. Feeny        77         Director
Ray P. Brown            56         Executive Vice President-Marketing, Director
Tim L. Hansen           51         Executive Vice President-Marketing, Director

         Directors are elected at the annual stockholders' meeting of AFH to serve for a period of one year and until their successors are elected and qualified. Officers serve at the pleasure of the board of directors.

         Kenton L. Stanger has served as Chairman of the Board, President and Chief Executive Officer of AFH since 1988 and Chairman of the Board and Chief Executive Officer of Tambora since 1997. From 1986 to 1988, he was President of American Financial Marketing, Inc., which was acquired by AFH in 1988. From 1969 to 1986, Mr. Stanger was Chairman, President and

Chief Executive Officer of Balanced Security Corporation, a financial services holding company that owned its own life insurance and annuity marketing company, and an insurance-related audio/visual production company. During 1985, he also served as a director for Service Life Insurance Company. From 1965 to 1969, he was President and Chief Executive Officer of Sentinel's Southern Agency Corporation. Mr. Stanger was the District Sales Manager for Country Mutual Life and Farm Bureau Insurance Companies from 1958 to 1965. Mr. Stanger is the father-in-law of Raymond L. Punta.

         Raymond L. Punta has served as Executive Vice President and a director of AFH from 1989 through the present and President and a director of Tambora since 1997. From 1988 through 1989, Mr. Punta was a co-owner of American Safety Products, an entity that marketed Halon fire extinguishers, door entry systems and other commercial and residential safety products. Mr. Punta was a national sales trainer for Novar Corporation, Barberton, Ohio, from 1984 to 1988. From 1973 to 1984, Mr. Punta served as a law enforcement officer with the San Joaquin County Sheriff's Department and the Lodi Police Department, both in California. Mr. Punta is the son-in-law of Mr. Stanger.

         Chelton S. Feeny has served as a director of AFH from 1988 through the present and a director of Tambora since 1997. Dr. Feeny was engaged in the practice of medicine between 1959 and 1988 in Ogden, Utah. From 1989 until 1995, he was employed by the Veterans Administration Regional Office in Anchorage, Alaska. He retired in 1995 and currently serves as a member of the Finance Committee of the Ogden Surgical Society.

         Ray P. Brown has served as Executive Vice President-Marketing and a director of AFH since 1989 and a director and Executive Vice President of Tambora since 1997. In 1987, Mr. Brown, in conjunction with Mr. Hansen, formed Income Builders, Inc., a field marketing organization to sell life insurance and annuity products offered by LifeUSA. In 1989, Messrs. Brown and Hansen exchanged their shares of Income Builders for shares of AFH, and Income Builders became a wholly-owned subsidiary of AFH. Mr. Brown has been active in the insurance industry since 1972.

         Tim L. Hansen has served as Executive Vice President-Marketing and a director of AFH since 1989 and a director and Executive Vice President of Tambora since 1997. In 1987, Mr. Hansen, in conjunction with Mr. Brown, formed Income Builders, Inc., a field marketing organization to sell life insurance and annuity products offered by LifeUSA. In 1989, Messrs. Hansen and Brown exchanged their shares of Income Builders for shares of AFH, and Income Builders became a wholly-owned subsidiary of AFH. Mr. Hansen has been active in the insurance industry since 1973.

Board Meetings and Committees

         Members of the board of directors discussed various business matters informally on numerous occasions throughout the year. No formal actions were taken by vote in board meetings that occurred throughout the year or by unanimous consent during 2000. Directors who are employees of AFH received no compensation for services as directors.

         The  board  of  directors  has  no  standing   audit  or   compensation
committees.

Compliance with Section 16(a) of the Exchange Act

         Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to AFH during or respecting its last fiscal year ended December 31, 2000, and any written representation referred to in paragraph (b)(2)(i) of Item 405 of Regulation S-B, no person who, at any time during the most recent fiscal year, was a director, officer, beneficial owner of more than 10% of any class of equity securities of AFH or any other person known to be subject to Section 16 of the Exchange Act failed to file, on a timely basis, reports required by
Section 16(a) of the Exchange Act during the most recently-completed, full fiscal year or prior fiscal year, except as noted in previous reports on Form 10-KSB.

--------------------------------------------------------------------------------
                        ITEM 10. EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

         The following table sets forth, for each of the last three fiscal years in the period ending December 31, 2000, cash compensation received from AFH by any person serving as chief executive officer of AFH during the last preceding fiscal year and any of the three remaining most highly-compensated, other executive officers whose salary and bonus for all services in all capacities exceeded $100,000 for the most recent fiscal year:

                                                 Summary Compensation Table

                                                                          Long Term Compensation
                                                                    ------------------------------------
                                       Annual Compensation                  Awards            Payouts
                               ------------------------------------ ------------------------ -----------
         (a)            (b)        (c)         (d)         (e)          (f)         (g)         (h)          (i)
                                                          Other                  Securities                  All
                                                         Annual      Restricted   Underlying                 Other
                                                         Compen-       Stock      Options/      LTIP       Compen-
       Name and                                          sation       Award(s)    SARs        Payouts       sation
  Principal Position    Year   Salary ($)   Bonus ($)     ($)(1)        ($)        (#)(2)       ($)        ($)(2)
------------------------------ ------------ ----------- ----------- ------------ ----------- ----------- ------------
Kenton L. Stanger       2000           --           --    $ 89,684          --           --          --          --
  CEO, President,       1999           --           --      82,675          --           --          --   $   4,613
  Director              1998           --           --      67,398          --           --          --       6,934

--------------------------
(1) Consists of interest accrued during the year on the unpaid balance of amounts previously outstanding on personal loans to such officer. Such amount is treated as compensation for purposes of this table, but is considered an obligation payable by such persons. Effective December 31, 2000, all amounts payable by such officer to AFH were assigned to East Bay Trust. See "Item. 12. Certain Relationships and Related Transactions."
(2) Consists of personal use of automobile and related insurance and other expense.

         No options and SARs were granted or exercised during the last completed fiscal year by any executive officer named in the Summary Compensation Table above.

Employee Agreements and Benefits

         During 2000, Kenton L. Stanger did not receive compensation from AFH, but received compensation from Tambora that is not reflected in the above table.

         AFH reimburses its directors for costs of attending meetings of the board of directors but does not otherwise compensate its directors.

--------------------------------------------------------------------------------
            ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT
--------------------------------------------------------------------------------

         The table below sets forth information as to each person who owned of record or was known by AFH to own beneficially more than 5% of the 19,279,449 shares (900,909 shares on a pro forma basis giving effect to a 21.4-to-one reverse stock split) of issued and outstanding common stock of AFH as of December 31, 2000, and information as to the ownership of AFH's common stock by each of its directors and by its officers and directors as a group. Except as otherwise indicated, all shares are owned directly, and the persons named in the table have sole voting and investment power with respect to shares shown as beneficially owned by them:

                                                      Nature of            Number of
              Beneficial Owners                       Ownership           Shares Owned          Percent
-----------------------------------------------    ----------------    -------------------    ------------
Principal Stockholders:
-----------------------
Alvya Macaluso..............................           Direct               5,000,000             25.9%
      1221 Danberry                                    Indirect(1)         16,400,000             21.3
      Houston, TX 77055                                                    ----------
                                                                           21,400,000             27.8

Laura Avignon...............................           Direct               5,000,000             25.9
      2500 Wilcrest, Suite  540                        Indirect(1)         16,400,000             21.3
      Houston, TX 77042                                                    ----------
                                                                           21,400,000             27.8

Lighthouse Capital Insurance Co.............           Direct               5,000,000             25.9
      c/o MeesPierson (Cayman) Ltd.                    Indirect(1)         16,400,000             21.3
      P.O. Box 2003 GT                                                     ----------
      Grand Pavillon Comm. Centre                                          21,400,000             27.8
      Bougainvillea Way
      802 West Bay Road
      Grand Cayman, BVI

Directors:
----------
     Kenton L. Stanger                                 Indirect(2)            242,118              1.3
     Tim L. Hansen.........................            Direct                 191,826              0.9
                                                       Indirect(3)             50,272              0.3
                                                                             --------
                                                       Total                  242,098              1.3

     Ray P. Brown...........................           Direct                 174,824              0.9
                                                       Indirect(3)             67,002              0.3
                                                                             --------
                                                       Total                  241,826              1.3

     Raymond L. Punta.......................           Direct                 125,000              0.6
                                                       Indirect(4)             59,994              0.3
                                                                             --------
                                                       Total                  184,994              1.0

     Chelton S. Feeny.......................           Direct                  98,500              0.5
                                                       Indirect(5)            107,522              0.6
                                                                              -------
                                                       Total                  206,022              1.1

All Directors and Executive Officers, as a             Direct                 590,150              3.1
  Group (5 Persons):.......................            Indirect               526,908              2.7
                                                                         ------------
                                                       Total               16,117,058              5.8

--------------------
(1) Shares issuable on the automatic conversion of convertible debenture to common stock on the effectiveness of the 21.4-to-one reverse stock split.
(2) Mr. Stanger is deemed to share voting and dispositive power over 175,000 shares owned by San Joaquin Trust, 25,000 shares owned by Debt Reduction Trust and 42,118 shares owned by his wife. The 25,000 shares held by Debt Reduction Trust have been pledged to secure AFH's loans made to certain officers and directors. (See "Item 12. Certain Relationships and Related Transactions.")
(3)  Represents shares held by self-directed retirement account.
(4)  Consists of 59,994 shares owned by Mr. Punta's wife.
(5)  Represents shares held by his trust.

--------------------------------------------------------------------------------
            ITEM 12. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
--------------------------------------------------------------------------------

Certain Officer Loans

         In January 2001, AFH assigned all of the amounts receivable with aggregate principal and accrued interest of $1,586,777 from Kenton L. Stanger, $1,354,227 from Raymond L. Punta, and $104,883 from others, for an aggregate of $3,042,887, subject to $168,000 in offsets, to Debt Reduction Trust in consideration of such trust's assumption of any and all liabilities for withholding taxes or other payroll burdens due federal or state authorities relating to the characterization of any of the amounts paid to the obligors as compensation and such trust's agreement to indemnify AFH and hold it harmless from and against any related loss. Debt Reduction Trust is an irrevocable trust created by Kenton L. Stanger. The sole trustee of Debt Reduction Trust is currently Chelton Feeny, a director, and the beneficiaries are Mr. Stanger's wife or estate. Other than the obligations assigned to Debt Reduction Trust as noted above, the trust's only assets are 25,000 shares of AFH common stock.

Tambora

     Payments of Stock Subscriptions

         During 2000, officers and directors of AFH paid an aggregate of $23,000 on previous subscriptions for the purchase of Tambora common stock at an average price of $0.05 per share. Shares were issued as the subscriptions were paid.

     Sale of Income Builders to Tambora

         Following the organization of Tambora in September 1997, AFH agreed to sell Income Builders to Tambora in consideration of $500,000 in cash and the issuance to AFH of an aggregate of 4,899,533 shares of Tambora common stock as follows:

                  (a) 4,279,449 shares to be distributed to AFH's stockholders at the rate of one share of Tambora stock for each share of AFH stock held;

                  (b) 320,000 shares to satisfy AFH's antidilution obligation to East Bay Trust in connection with funding provided by it prior to December 31, 1997; and

                  (c) 300,084 shares in order for AFH to offer shares in Tambora to certain unaffiliated persons who had invested $300,084 in preferred stock of Triad Financial Systems, Inc., a previous subsidiary of AFH. Triad Financial Systems, Inc. was unsuccessful in obtaining the capital required to implement its business plan and has been dissolved. Such 300,084 shares will be distributed to such former investors in Triad Financial Systems, Inc. in satisfaction of their right to convert Triad Financial Systems, Inc. preferred stock into AFH common stock.

         Subject to satisfying applicable regulatory requirements, AFH intends to distribute all of the shares of Tambora stock to the above groups in the amounts indicated. AFH proposes to file a registration statement under the Securities Act covering the foregoing transactions.

     Sale of Common Stock

         During 2000, Tambora received subscriptions for 615,648 shares for an aggregate of $638,722, for an average price of $1.03. Tambora also issued shares for services between inception and December 31, 2000. Tambora is currently seeking additional private equity through the sale of common stock. Tambora stock was issued to subscribers as their subscriptions were paid.

         The following table shows the stock ownership of the officers and directors of AFH in AFH and Tambora as of December 31, 2000, and the anticipated ownership of the officers and directors of AFH in Tambora after giving effect to the proposed distribution of Tambora stock to AFH stockholders. The table does not include 15,000,000 common shares owned by Alvya Macaluso, Laura Avignon and Lighthouse Capital Insurance Company, who, upon completion of the stock purchase agreement, have the right to appoint themselves or their designees as officers and directors of AFH.

                                                                                               Tambora
                                                                                               (after
                                               AFH                    Tambora             distribution)(1)
                                      ----------------------- ------------------------ ------------------------
               Name                     Number     Percentage    Number    Percentage    Number     Percentage
------------------------------------  ------------ ---------- ------------------------ ------------ -----------
Kenton L. Stanger.................         242,098      5.7%    1,100,000       7.3%      1,342,098      8.9%
Raymond L. Punta..................         184,994      4.3       619,833       4.1         804,827      5.3
Tim L. Hansen.....................         242,098      5.7       845,000       5.6       1,087,098      7.2
Ray P. Brown......................         241,826      5.7       845,000       5.6       1,086,826      7.2
Chelton S. Feeny..................         206,022      4.8     1,253,938       8.3       1,459,960      9.7
                                      ------------ ---------- -------------- --------- ------------ -----------
Officers and Directors,
  as a Group......................       1,117,038     26.1%    4,663,771      30.9       5,780,809     38.3%
                                      ============ ========== ============== ========= ============ ===========
    Total Outstanding.............       4,279,449             15,104,285                15,104,285
                                      ============            =============            ============

-------------------
(1) Includes shares to be distributed, subject to satisfying certain regulatory requirements.
(2) Does not reflect the extent to which the "other stockholders" may own stock of both AFH and Tambora.

Director Loan

         AFH owes Kenton L. Stanger, an officer and director, $18,865 for a cash loan to AFH during 1999.

Tambora Advances to AFH

         In addition to Tambora's payment of $500,000 to AFH as partial consideration of the purchase of Income Builders, as of December 31, 2000, Tambora had outstanding advances of principal and accrued interest of $210,635 to AFH for payment of general and administrative expenses, including amounts paid to executive officers and directors. Such amount is repayable by AFH to Tambora under the terms of a promissory note bearing interest at 18% and due and payable out of the first net proceeds received by AFH from the sale of common stock, but in any event on or before December 31, 2002.

Income Builders Officers and Directors

         Income Builders owed Tim L. Hansen and Ray P. Brown, officers of Income Builders, $340,204 at December 31, 1999, payable on demand. Of the $340,204 payable, $240,194 bears an interest rate of 50% and $100,010 is a bonus payable. Management of Income Builders intends to accrue interest on the $240,194 payable at 50% and offset this accrued interest against the $1,074,219 stockholders' receivable, until the receivable is reduced to $240,194, at which time this payable will be used to offset the receivable from the officers of Income Builders. These loans were included in the assets and liabilities of Income Builders when it was sold to Tambora.

Sale of $300,000 in Securities

         Subsequent to December 31, 2000, AFH sold for $300,000 a total of 15.0 million shares of common stock (700,935 shares of common stock giving effect to the 21.4-to-one reverse stock split) for an aggregate of $150,000, and $150,000 in principal amount of promissory notes, automatically convertible into an aggregate of 49.2 million shares of common stock (2,299,000 shares giving effect to the 21.4-to-one reverse split). The persons making the $300,000 investment have agreed to execute a majority written consent approving the proposed reverse stock split, the appointment of their designees to the board of directors and the authorization of a class of preferred stock. On the effectiveness of the reverse stock split and related matters, AFH will issue 400,000 shares of post reverse-split common stock to a third party for services. The securities sold by AFH and the consideration therefor are being held pending AFH's completion of an information statement to be distributed to AFH's stockholders relating to the matters to be approved by the majority written consent of its stockholders and certain other conditions. After giving effect to the foregoing, AFH will have an aggregate of 3.6 million shares of common stock issued and outstanding.

Conflicts of Interest

         AFH and Tambora have been and will continue to be subject to significant conflicts of interest as a result of their common controlling stockholders, executive officers and directors. Notwithstanding these conflicts of interest, such persons, acting both for themselves and as executive officers, directors and stockholders of AFH or Tambora, have determined:

         o the terms of their compensation from AFH, including the amount and manner of payment;

         o whether or not AFH would pay amounts due officers and directors notwithstanding the failure of such officers and directors to pay amounts due AFH;
         o the terms on which such persons purchased stock from Tambora upon its organization;
         o the terms on which Tambora sold stock to other investors; o the terms on which AFH sold Income Builders to Tambora; and
         o        the terms on which AFH is required to repay loans to Tambora.

         There can be no assurance that any conflict of interest will be resolved in favor of AFH or its stockholders. AFH has not adopted any policies respecting the resolution of conflicts of interest that may arise.

                                     PART IV

--------------------------------------------------------------------------------
                   ITEM 13. EXHIBITS AND REPORTS ON FORM 8-K
--------------------------------------------------------------------------------

(a)      Exhibits:

         The following exhibits are included as part of this report at the location indicated:

                          SEC
    Exhibit            Reference
     Number              Number                                 Title of Document                                 Location
-----------------    ---------------    ------------------------------------------------------------------    -----------------
Item 2                                  Plan of Acquisition, Reorganization, Arrangement, Liquidation or
                                        Succession
-----------------    ---------------    ------------------------------------------------------------------    -----------------
2.01                       2            Deal Memorandum dated as of September 25, 1997, relating to the       Incorporated by
                                        sale of Income Builders, Inc. to Tambora Financial Corporation        Reference(4)
Item 3                                  Articles of Incorporation and Bylaws
-----------------    ---------------    ------------------------------------------------------------------    -----------------
3.01                       3            Certificate of Incorporation                                          Incorporated by
                                                                                                              Reference(1)

3.02                       3            Bylaws                                                                Incorporated by
                                                                                                              Reference(1)

Item 10                                 Material Contracts
-----------------    ---------------    ------------------------------------------------------------------    -----------------
10.01                      10           Agent Agreement between LifeUSA Insurance Company and Income          Incorporated by
                                        Builders, Inc.; also constitutes form of agreement used for each      Reference(1)
                                        independent agent
10.02                      10           Form of Secured Promissory Note of certain directors of American      Incorporated by
                                        Financial Holding, Inc. and related schedule, dated as of             Reference(3)
                                        December 31, 1995*
10.03                      10           Promissory Note in the amount of $177,380 effective as of             Incorporated by
                                        December 31, 1999, payable by American Financial Holding, Inc.        Reference(4)
                                        to Tambora Financial Corporation

10.04                      10           Assignment Agreement effective as of December 31, 2000, relating      Incorporated by
                                        to the assignment of certain obligations by American Financial        Reference(4)
                                        Holding, Inc. to Debt Reduction Trust

10.05                      10           Forms of indemnification agreements with directors, with related      Incorporated by
                                        schedule                                                              Reference(4)
10.06                      10           Purchase Agreement between American Financial Holding, Inc. and       This filing
                                        Alvya Macaluso, Laura Avignon, and Lighthouse Capital Insurance
                                        Co. dated January 22, 2001

Item 16                                 Letter on Change in Certifying Accountant
-----------------    ---------------    ------------------------------------------------------------------    -----------------
16.01                      16           Letter from Jones, Jensen & Co., L.L.C. dated May 15, 2000            Incorporated by
                                                                                                              Reference(2)

-------------------------
(1) Previously filed as exhibits to AFH's Form 10-K for the fiscal year ended December 31, 1991, and incorporated herein by reference.
(2) Previously filed as an exhibit to AFH's current report on Form 8-K/A dated May 18, 2000.
(3) Previously filed as exhibit to AFH's Form 10-KSB for the fiscal year ended December 31, 1995, and incorporated herein by reference.
(4) Previously filed as exhibit to AFH's Form 10-KSB for the fiscal year ended December 31, 1999, and incorporated herein by reference.

* Identifies management contract or compensatory plan or arrangement required to be filed as an exhibit.

(b)      Reports on Form 8-K:

         AFH did not file a report on Form 8-K during the year ending December 31, 2000.

--------------------------------------------------------------------------------
                                   SIGNATURES
--------------------------------------------------------------------------------

         In accordance with Section 13 or 15(d) of the Exchange Act, AFH caused this report to be signed on its behalf by the undersigned, thereunto duly authorized

                                               AMERICAN FINANCIAL HOLDING, INC.

Date:  March 9,  2001                          By  /s/ Kenton L. Stanger
                                                   ----------------------------
                                                   Kenton L. Stanger, President

         In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of AFH and in the capacities and on the dates indicated.

Date:  March 9, 2001                        /s/ Kenton L. Stanger
                                            ---------------------
                                            Kenton L. Stanger, Director
                                            (Principal Executive, Principal
                                            Financial and Principal Accounting
                                            Officer)

Date:  March 9, 2001                        /s/ Raymond L. Punta
                                            --------------------
                                            Raymond L. Punta, Director

Date:  March 9, 2001                        /s/ Ray P. Brown
                                            ----------------
                                            Ray P. Brown, Director

Date:  March 9, 2001                        /s/ Chelton S. Feeny
                                            --------------------
                                            Chelton  S. Feeny, Director

Date:  March 9, 2001                        /s/ Tim L. Hansen
                                            -----------------
                                            Tim L. Hansen, Director

                        AMERICAN FINANCIAL HOLDING, INC.
                          INDEX TO FINANCIAL STATEMENTS

                                                                        Page

Independent Auditors' Report.........................................    F-2

Balance Sheets - December 31, 2000 and 1999..........................    F-3

Statements of Operations for the Years Ended December 31,
  2000 and 1999......................................................    F-4

Statements of Stockholders' Deficit for the Years Ended
  December 31, 1999 and 2000.........................................    F-4

Statements of Cash Flows for the Years Ended December 31,
   2000 and 1999.....................................................    F-5

Notes to Financial Statements........................................    F-6



                           ---------------------------

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and the Shareholders
   American Financial Holding, Inc.

         We have audited the accompanying balance sheets of American Financial Holding, Inc. as of December 31, 2000 and 1999, and the related statements of operations, stockholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosure in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Financial Holding, Inc. as of December 31, 2000 and 1999 and the results of its operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations for the years ended December 31, 2000 and 1999, and has a stockholders' deficit of $845,453 as of December 31, 2000 that raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

                                                 Respectfully submitted,

                                                 ROBISON, HILL & CO.
                                                 Certified Public Accountants

Salt Lake City, Utah
February 26, 2001

                        AMERICAN FINANCIAL HOLDING, INC.
                                 BALANCE SHEETS

                                                                                              December 31,
                                                                                           2000             1999
                                                                                ---------------   --------------
                                     ASSETS
Current Assets
     Cash.......................................................................$           960   $        1,203
                                                                                ---------------   --------------

         Total Current Assets...................................................            960            1,203
                                                                                ---------------   --------------

Property and Equipment
     Equipment..................................................................             -            14,334
     Furniture and fixtures.....................................................             -            16,000
                                                                                ---------------   --------------
                                                                                             -            30,334
     Less accumulated depreciation..............................................             -           (30,123)
                                                                                ---------------   --------------

         Net Property and Equipment.............................................             -               211
                                                                                ---------------   --------------

Total Assets....................................................................$           960   $        1,414
                                                                                ===============   ==============


                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
     Accounts payable...........................................................$       252,937   $      204,483
     Accrued rent payable to officers...........................................             -           168,000
     Payable to Tambora Financial Corporation...................................        194,671          677,380
     Interest payable to Tambora Financial Corporation..........................         15,964           15,964
     Payable to Triad Financial Systems, Inc. owners............................        240,014          240,014
     Interest payable to Triad Financial Systems, Inc. owners...................        123,962          123,962
     Payable to officers........................................................         18,865           18,865
     Net liabilities of discontinued operations.................................             -           125,763
                                                                                ---------------   --------------

         Total Current Liabilities..............................................        846,413        1,574,431
                                                                                ---------------   --------------

Stockholders' Deficit
     Common stock -  $0.01 par value; 20,000,000 shares authorized;
      199,974 shares issued and outstanding.....................................          2,000            2,000
     Additional paid-in capital.................................................      8,115,616        7,472,120
     Notes receivable from stockholders, net of bad debt reserve
       of none and $2,701,917, respectively.....................................             -          (168,000)
     Accumulated deficit........................................................     (8,963,069)      (8,879,137)
                                                                                ---------------   --------------

         Total Stockholders' Deficit............................................       (845,453)      (1,573,017)
                                                                                ---------------   --------------

Total Liabilities and Stockholders' Deficit.....................................$           960   $        1,414
                                                                                ===============   ==============

              The accompanying notes are an integral part of these
                             financial statements.

                        AMERICAN FINANCIAL HOLDING, INC.
                            STATEMENTS OF OPERATIONS

                                                                                      For the Years Ended
                                                                                         December 31,
                                                                                         2000               1999
                                                                             ----------------    ---------------
Interest income..............................................................$        172,970    $       152,502
General and administrative expense...........................................        (239,168)          (434,159)
Interest expense.............................................................              -             (50,339)
                                                                             ----------------    ---------------

Loss from continuing operations..............................................         (66,198)          (331,996)
Income (loss) from discontinued Income Builders' operations..................         (17,734)           166,203
                                                                             ----------------    ---------------

Net Loss.....................................................................$        (83,932)   $      (165,793)
                                                                             ================    ===============

Basic and Diluted Income (Loss) Per Share

     Continuing operations...................................................$          (0.02)   $         (0.08)
     Discontinued operations.................................................              -                0.04
                                                                             ----------------    ---------------
     Net Loss................................................................$          (0.02)   $         (0.04)
                                                                             ================    ===============

Weighted-average number of common shares outstanding.........................       4,279,449          4,279,449
                                                                             ================    ===============

                        AMERICAN FINANCIAL HOLDING, INC.
                       STATEMENTS OF STOCKHOLDER'S DEFICIT


                                           Common Stock              Additional     Receivable                         Total
                                    ----------------------------       Paid-In         From        Accumulated    Stockholders'
                                      Shares          Amount           Capital     Stockholders'      Deficit         Deficit
                                      ------          ------           -------     -------------      -------         -------
Balance, December 31, 1998..........      199,974  $       2,000  $    7,472,120  $    (120,000) $  (8,713,344) $   (1,359,224)

Addition to stockholders'
   receivable.......................          --             --              --         (48,000)           --          (48,000)

Net loss............................          --             --              --             --        (165,793)       (165,793)
                                    -------------  -------------  --------------  -------------  -------------  --------------
Balance, December 31, 1999..........      199,974          2,000       7,472,120       (168,000)    (8,879,137)     (1,573,017)

Capital contribution received
   upon transfer of Income
   Builders to Tambora..............          --             --          643,496            --             --          643,496

Settlement of liability to officers
   by reduction of receivable
   from stockholders................          --             --              --         168,000            --          168,000

Net loss............................          --             --              --             --         (83,932)        (83,932)
                                    -------------  -------------  --------------  -------------  -------------  --------------
Balance, December 31, 2000..........      199,974  $       2,000  $    8,115,616  $         --   $  (8,963,069) $     (845,453)
                                    =============  =============  ==============  =============  =============  ==============

              The accompanying notes are an integral part of these
                             financial statements.

                        AMERICAN FINANCIAL HOLDING, INC.
                            STATEMENTS OF CASH FLOWS

                                                                                        For the Years Ended
                                                                                        Ended December 31,
                                                                                         2000               1999
                                                                             ----------------    ---------------
Cash Flows From Operating Activities
Net loss.....................................................................$        (83,932)   $      (165,793)
Adjustments to reconcile net loss to net cash used
  in operating activities
     Depreciation............................................................             211                496
     (Income) loss from discontinued operations..............................          17,734           (166,203)
Changes in assets and liabilities
     Increase in accounts payable............................................          48,453             10,296
     Decrease in receivable from stockholders................................             --             (48,000)
     Increase in interest payable to related party...........................             --              15,964
     Increase in accrued rent payable to officers............................             --              48,000
     Increase in interest payable to Triad Financial Systems, Inc.
       owners................................................................             --              34,374
                                                                             ----------------    ---------------

         Net Cash Used in Operating Activities...............................         (17,534)          (270,866)
                                                                             ----------------    ---------------

Cash Flows From Financing Activities
     Increase in payable to Tambora Financial Corporation....................          17,291            269,660
     Cash received from payable to officers..................................             --               1,575
                                                                             ----------------    ---------------

Net Cash Provided by Financing Activities....................................          17,291            271,235
                                                                             ----------------    ---------------

Net Increase in Cash.........................................................            (243)               369

Cash at Beginning of Period..................................................           1,203                834
                                                                             ----------------    ---------------

Cash at End of Period........................................................$            960    $         1,203
                                                                             ================    ===============

Supplemental Cash Flow Information
     Cash paid for interest..................................................$            --     $           --

Supplemental Schedule of Noncash Investing and Financing Activities
     During 2000, $168,000 of accrued rent payable to two officers was settled by a corresponding reduction in notes receivable from the officers. The remaining notes and accrued interest, in the amount of $1,994,123 and $880,764, respectively, were transferred to an unrelated trust in exchange for the assumption of any payroll taxes that may result from taxable compensation to the shareholders owing the notes.

     During 2000, the common stock of Income Builders was transferred to Tambora Financial Corporation. The net liabilities of Income Builders of $143,496 were assumed by Tambora in exchange for a $500,000 reduction in the payable to Tambora and in exchange for 4,899,533 shares of Tambora common stock.

              The accompanying notes are an integral part of these
                             financial statements.

                        AMERICAN FINANCIAL HOLDING, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 -- ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations -- American Financial Holding, Inc. (the "Company") is a Delaware corporation that had operations, through its wholly-owned subsidiary, Income Builders, Inc., in marketing life insurance and annuity products until September 23, 1997 when the Company adopted a formal plan to sell Income Builders, Inc. to Tambora Financial Corporation ("Tambora") for $500,000 and for 4,899,533 shares of Tambora common stock.

Estimates  --  The  preparation  of  financial  statements  in  conformity  with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates.

Basis of Presentation-- The accompanying financial statements include the accounts and transactions of American Financial Holding, Inc. The operations of Income Builders, Inc., a wholly-owned subsidiary until October 24, 2000, were presented as discontinued operations. All significant inter-company accounts and transactions have been eliminated.

Business Condition -- The Company has suffered losses from operations for the years ended December 31, 2000 and 1999, and has a stockholders' deficit of $845,453 as of December 31, 2000. The Company expects that it will continue to incur operating losses and that its accumulated deficit will increase. During 2000 and 1999, the Company has been dependent solely upon cash provided from the sale of Income Builders and loans from Tambora for funding. All of the foregoing raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

Property and Equipment -- Property and equipment were stated at cost. Depreciation expense for the years ended December 31, 2000 and 1999 was $211 and $496, respectively. During 2000, the Company abandoned its fully-depreciated equipment, furniture and equipment.

Basic and Diluted Income (Loss) Per Share-- The computations of income (loss) from continuing operations, discontinued operations and net loss per share are based on the weighted-average number of common shares outstanding during the period.

NOTE 2 - STOCK  PURCHASE  AGREEMENT

On January 22, 2001, the Company entered into a purchase agreement (the "Purchase Agreement") with three unrelated third parties (the "Purchasers") whereby the Company issued 15,000,000 shares of common stock (pre-split) and issued $150,000 of promissory notes to the Purchasers for $300,000 in cash. Under the terms of the Purchase Agreement, the cash proceeds are being held in an escrow account and will be released on the date of closing upon the Company meeting the conditions of the Purchase Agreement, which include:

o Providing evidence, after the use of the funds received from the escrow, that all liabilities have been paid or compromised.
o Being current in filing periodic reports with the Securities and Exchange Commission

                        AMERICAN FINANCIAL HOLDING, INC.

                          NOTES TO FINANCIAL STATEMENTS

o The resumption of quotation of the common stock of the Company on the over-the-counter electronic bulletin board maintained by the National Association of Securities Dealers, Inc.
o Completion of arrangements satisfactory to the Purchasers respecting certain contingent liabilities.
o    Completion of a 21.4-to-1  reverse stock split.
o    Delivery of resignations of the incumbent officers and directors.

The agreement may be terminated by either party if the release of the funds from escrow does not occur on or before March 15, 2001. Under the terms of the Purchase Agreement, the Company is obligated to obtain shareholder approval of the 21.4-to-1 reverse stock split by providing current shareholders an information statement at the Company's cost. The Purchasers have agreed to vote in favor of the reverse stock split. The reverse stock split will result in the 4,279,449 shares of common stock outstanding at December 31, 2000 being consolidated into 199,974 post-split common shares. Upon obtaining shareholder approval of the reverse stock split, the 15,000,000 pre-split shares of common stock issued to the Purchasers will be consolidated into 700,935 post split shares and the $150,000 promissory notes will be automatically converted into 2,299,065 post-split shares of common stock; thus bringing the total interest in the Company held by the Purchasers to 3,000,000 post-split shares of common stock. Accordingly, the Purchase Agreement will result in a change in control of the Company.

Upon completion of the reverse stock split, the Company has agreed to issue 400,000 post-split shares of common stock to an individual in consideration of his services in introducing the Purchasers to the Company.

In accordance with the terms of the Purchase Agreement, the number of shares of common stock and per share amounts presented in accompanying financial statements have been restated for the effects of the 21.4- to-1 reverse stock split for all periods presented.

Management has approached or will approach the creditors of the Company and intends to offer compromising payments to the creditors from the funds received from the escrow to all of the creditors except for the Triad Financial Systems, Inc. owners, which will receive Tambora common stock in satisfaction of the obligation to them, and except for contingent liabilities that may be due under legal proceedings. The creditors that have been approached have agreed to accept the compromising payments in full satisfaction of the amounts due. Accordingly, management intends to pay or compromise all liabilities of the Company at the date the Purchase Agreement is closed.

NOTE 3 - NOTES RECEIVABLE FROM STOCKHOLDERS

Over  several  years,  the  Company has made loans to its  officers  and certain stockholders (the "notes receivable from stockholders"). The loans were initially made as unsecured advances with no due dates specified. On March 31, 1992, all advances were converted to promissory notes which bore interest at eight percent and were due on demand. The promissory notes were amended for additional advances and accrued interest through December 31, 1999.
Approximately 100,000 shares of common stock of the Company was pledged as partial collateral for all except one of the notes.

The Company leased office space from two officers during 1998 and 1999 which resulted in accrued rent payable to the officers of $168,000 at December 31, 1999. The liability to the officers was settled in December 2000 by offsetting the accrued rent payable against the notes receivable from the officers.

On December 31, 2000, the Company transferred and assigned the remaining balance of the notes receivable from stockholders and accrued interest of $1,994,123 and $880,764, respectively, to an unrelated buyer. The

                        AMERICAN FINANCIAL HOLDING, INC.
                          NOTES TO FINANCIAL STATEMENTS

buyer assumed and agreed to pay and discharge any and all liabilities or responsibility for any withholding, payroll or similar taxes or employer burdens that may be due and payable to any federal or state taxing or other authority relating to the assigned notes or any related characterization of the amounts due under the notes as compensation and agreed to indemnify the Company and hold it harmless from any loss, cost or damage incurred by the Company in connection therewith.

Management determined at various dates that the ultimate collectibility of the balance of the notes receivable from stockholders was uncertain. Accordingly, management recorded a bad debt reserve against the notes receivable from stockholders for financial reporting purposes for the amount of the notes except for the portion that would be offset by the accrued rent payable to the two officers. However, the officers and stockholders are obligated under the promissory notes to repay the entire stated principal and related accrued interest of the loans. As a result of management providing the reserve against the notes, the carrying value of the notes for financial reporting purposes was zero on December 31, 2000 when the notes were transferred to the trust. The following summarizes the changes to the principal and accrued interest under the notes receivable from stockholders and the related reserve:

                                                                                 Accrued             Bad Debt
                                                             Principal          Interest             Reserve
                                                             ---------          --------             -------
     Balance, December 31, 1998...........................$     1,938,927    $        555,292    $    (2,374,219)
     Additions (bad debt expense recognized)..............        223,196             152,502           (327,698)
                                                          ---------------    ----------------    ---------------
     Balance, December 31, 1999...........................      2,162,123             707,794         (2,701,917)
     Additions (bad debt expense recognized)..............             -              172,970           (172,970)
     Offset of accrued rent payable.......................       (168,000)                 -                  -
                                                          ---------------    ----------------    --------------
     Balance transfer to third party......................$     1,994,123    $        880,764    $    (2,874,887)
                                                          ===============    ================     ==============

NOTE 4 - INCOME TAXES

As of December 31, 2000, the Company had a net operating loss carryforward for income tax reporting purposes of approximately $4,760,000 that may be offset against future taxable income. The net operating losses expire if unused from 2002 through 2020. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited. No tax benefit has been reported in the financial statements, because the Company believes there is a 50% or greater chance the carry forwards will expire unused. Accordingly, the potential tax benefits of the loss carry forwards are offset by a valuation allowance of the same amount.

NOTE 5 - DISPOSITION OF INCOME BUILDERS, INC.

On September  23,  1997,  the Company  entered  into an  agreement  with Tambora
Financial Corporation, a corporation under common control with American Financial Holding, Inc., to transfer Income Builders to Tambora in exchange for $500,000 and 4,899,533 shares of Tambora common stock. From 1997 through October 24, 2000, Tambora and one of its officer's paid or advanced $694,671 to or in behalf of the Company. On October 24, 2000, the Company transferred all issued and outstanding shares of Income Builders, Inc. to Tambora in exchange for a $500,000 reduction in the payable to Tambora and in exchange for 4,899,533 shares of Tambora common stock.

The remaining balance of the payable to Tambora of $194,671is evidenced in part by a promissory note in the amount of $177,380 which is due on demand. The note has a stated interest rate of 18%. Accrued interest

                        AMERICAN FINANCIAL HOLDING, INC.
                          NOTES TO FINANCIAL STATEMENTS

in the amount of $15,964 was recognized during 1999. As discussed in Note 2, Tambora has agreed to compromise the principal and accrued interest due on the note. Accordingly, no interest was accrued during 2000.

Due to the transfer being with an entity under common control, the net liabilities of Income Builders on October 24, 2000 of $143,496 plus the $500,000 reduction in the payable to Tambora were accounted for as capital contributions to the Company.

From September 27, 1997, the Company accounted the investment in Income Builders as discontinued operations. Commission revenue of Income Builders for 2000 through October 24, 2000 and for 1999 was $2,555,071 and $3,021,071,
respectively. These amounts are not included in the accompanying statements of operations. The net liabilities of Income Builders consisted of the follows:

                                                                            October 24,          December 31,
                                                                                2000                  1999
                                                                         -----------------     ---------------
     Cash................................................................$          32,926     $        51,947
     Investment in securities available-for-sale.........................           10,127                  -
     Commissions receivable..............................................           77,527             100,010
     Notes receivable from officers, net of reserve of $1,032,409
        and $1,074,219, respectively.....................................          103,015                  -
     Note receivable.....................................................               -               91,000
     Furniture and equipment, net........................................            2,383               5,195
     Intangible pension asset............................................          364,505             399,164
     Accounts payable and accrued liabilities............................         (177,505)           (179,517)
     Payable to officers.................................................         (317,720)           (340,204)
     Accrued pension benefit liability...................................         (238,754)           (253,358)
                                                                         -----------------     ---------------
     Net liabilities of discontinued of discontinued operations..........$        (143,496)    $      (125,763)
                                                                         ==================    ===============

NOTE 6 - PLANNED DISTRIBUTION OF TAMBORA COMMON STOCK

The Company has agreed to distribute the Tambora stock received in exchange for Income Builders, upon effectiveness of a Tambora registration statement, as follows:

o 4,279,449 shares to the Company's stockholders at a rate of 21.4 shares of Tambora for each share of the Company's common stock outstanding except for 3,000,000 common shares issued or to be issued under the Purchase Agreement as further discussed in Note 2. The distribution of these Tambora shares will have no financial statement effect upon the Company.

o 320,000 shares to satisfy the Company's anti-dilution obligation to East Bay Trust. The distribution of these Tambora shares will have no financial statement effect upon the Company.

o 300,084 shares to former investors in Triad Financial Corporation, a former subsidiary of Company, in satisfaction of their right to convert Triad preferred stock into the Company's common stock. The distribution of these Tambora shares will be accounted for as the conversion of the following liabilities into additional paid-in capital: $240,014 payable to Triad
     Financial Systems, Inc. owners and $123,962 interest payable to Triad Financial Systems, Inc. owners.

                        AMERICAN FINANCIAL HOLDING, INC.
                          NOTES TO FINANCIAL STATEMENTS

The investment in Tambora is temporary and is accounted for at the cost of Income Builders increased by the liabilities transferred to additional paid-in capital, which resulted in the investment in Tambora being zero.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

SEC Enforcement -- On October 9, 1996, the Company was advised by the Enforcement Division of the Securities and Exchange Commission (the "Commission") that it is considering recommending that the Commission bring an enforcement action, which could include a civil penalty, against the Company in U.S. District Court for failing to file timely periodic reports in violation of
Section 13(a) of the Securities and Exchange Act of 1934 and the rules thereunder.

In October 1996, the Company also received a request for the voluntary production of information to the Enforcement Division of the Commission related to the resignation of Coopers & Lybrand LLP and the termination of Arthur Andersen LLP and the appointment of Jones, Jensen & Company as the Company's independent public accountants and the reasons therefore. In addition, the Company was requested to provide certain information respecting its previous sales of securities. The Company cooperated in providing information in response to these inquiries in early 1997. The Company has not been advised of the outcome of the foregoing.

Legal Proceedings-- On December 20, 1999, Robert M. Bridge filed suit against the Company in the Third District Court in Salt Lake County, Utah, styled Bridge
v. American Financial Holding, Inc., Triad Financial Systems, Inc., Raymond L. Punta and Kenton L. Stanger (Civil No. 990912544). Mr. Bridge's complaint alleges that he is entitled to the return of a $100,000 investment made in 1993, in which he purchased the Company's stock in anticipation of the acquisition of an insurance company. The complaint alleges claims for breach of contract, fraud and misrepresentation, and claims for a "guarantee" against Messrs. Punta and Stanger. The Company has answered the complaint, denying its material allegations and raising several affirmative defenses, including the applicable statutes of limitation. The Company intends to vigorously defend this matter, asserting, among other defenses, that at times the plaintiff could have sold his stock at a multiple of his purchase price. Discovery has commenced but is in its early stages. No trial date has been set.

NOTE 8 - SUBSEQUENT EVENTS

As discussed in Note 2, the Company has entered into an agreement in January 2001 to issue a controlling interest in the Company's common stock and a note payable for $300,000.